SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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KITTY HAWK, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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KITTY HAWK, INC.

1515 WEST 20TH STREET

P.O. BOX 612787

DFW INTERNATIONAL AIRPORT, TEXAS 75261

(972) 456-2200

August     , 2003

To Our Stockholders:

Our Board of Directors is seeking your approval of the Kitty Hawk 2003 Long Term Equity Incentive Plan, or the Plan, by the solicitation of written consents in lieu of a meeting of stockholders.

We are submitting the Plan for stockholder approval because under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, stockholder approval is necessary for us to deduct certain payments made under the Plan for federal income tax purposes. Section 162(m) of the Code imposes a $1 million limit on the deductibility of compensation paid to certain executive officers. However, if the Plan is approved by our stockholders, awards made under the Plan will not count towards this $1 million limitation. We are also submitting the Plan for stockholder approval so that we can grant stock options under the Plan that qualify as “Incentive Stock Options” under the Code. Finally, by approving the Plan, you will also approve previous grants of stock options to our directors, executive officers and employees under the Plan and automatic grants of stock options to our outside directors in the future.

The Plan and the procedure for its approval are described in detail in the enclosed Consent Solicitation Statement. Please read the Consent Solicitation Statement carefully and submit the accompanying consent indicating whether you consent to the adoption of the Plan.

Our Board of Directors fixed the close of business on August 1, 2003, as the record date for the determination of stockholders entitled to notice of, and to consent to, the proposal to approve the Plan. Holders of our common stock at the close of business on that date are being mailed the Consent Solicitation Statement and consent.

To ensure that your stock will be counted in this matter, please submit the enclosed consent as soon as practicable. You may revoke your consent with respect to the Plan at any time prior to our receipt of written consents sufficient to approve the Plan in accordance with the procedure described in the Consent Solicitation Statement and Delaware law.

Our Board of Directors has approved the Plan, subject to stockholder approval, and recommends that you consent to the approval and adoption of the Plan.

On behalf of the Board of Directors, I thank you for your anticipated cooperation and continued support.

Sincerely,

Robert W. Zoller, Jr.

Chief Executive Officer, President and Director

KITTY HAWK, INC.

1515 West 20th Street

P.O. Box 612787

DFW International Airport, Texas 75261

(972) 456-2200

CONSENT SOLICITATION STATEMENT

GENERAL INFORMATION

This Consent Solicitation Statement has been prepared by the management of Kitty Hawk, Inc. and is being furnished in connection with the solicitation of stockholder consents by our Board of Directors. Our Board of Directors is soliciting these consents in lieu of a meeting of stockholders in connection with the approval and adoption of the Kitty Hawk 2003 Long Term Equity Incentive Plan, or the Plan. The Plan and the procedure for stockholder approval of the Plan are described in this Consent Solicitation Statement.

We are submitting the Plan for stockholder approval because under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, stockholder approval is necessary for us to deduct certain payments made under the Plan for federal income tax purposes. Section 162(m) of the Code imposes a $1 million limit on the deductibility of compensation paid to certain executive officers. However, if the Plan is approved by our stockholders, awards made under the Plan will not count towards this $1 million limitation. We are also submitting the Plan for stockholder approval so that we can grant stock options under the Plan that qualify as “Incentive Stock Options” under the Code. Finally, by approving the Plan, you will also approve previous grants of stock options to our directors, executive officers and employees under the Plan and automatic grants of stock options to our outside directors in the future.

This Consent Solicitation Statement and the accompanying consent are first being mailed to our stockholders beginning on or about August     , 2003.

Except as the context otherwise requires, references in this Consent Solicitation Statement to “the Company,” “we,” “us” or “our” refer to Kitty Hawk, Inc. and all of its subsidiaries.

Solicitation of Written Consents

Under Delaware law and our Amended and Restated Bylaws, action that may be taken at any annual or special meeting of stockholders may be taken without a meeting, if a written consent setting forth the action so taken is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present and voted. Pursuant to our Amended and Restated Bylaws, the written consent of the holders of a majority of our outstanding common stock is required to approve the Plan.

Pursuant to our Final Joint Plan of Reorganization, 7,000,000 shares of our common stock are held by two trusts for the benefit of our former unsecured creditors while their claims are being resolved. Each trust is required to give a consent to one of our executive officers instructing that officer to vote the shares of our common stock it holds in trust in proportion to the consents given by all of our other stockholders that are United States citizens, as defined by 49 U.S.C. § 40102(a)(15).

Under 49 U.S.C. § 40102(a)(15), a ”citizen of the United States” means:

•	an individual who is a citizen of the United States;

•	a partnership each of whose partners is an individual who is a “citizen of the United States” as such term is defined in 49 U.S.C. § 40102(a)(15); or

•	a corporation or association organized under the laws of the United States or a State, the District of Columbia, or a territory or possession of the United States, of which the president and at least two-thirds of the board of directors and other managing officers are “citizens of the United States” (as such term is defined in 49 U.S.C. § 40102(a)(15)), and in which at least 75 percent of the voting interest is owned or controlled by persons that are “citizens of the United States” (as such term defined in 49 U.S.C. § 40102(a)(15)).

Each stockholder is requested to indicate whether he or she consents to the adoption of the Plan by (i) signing the enclosed consent, (ii) checking the box that corresponds to the action the stockholder wishes to take and (iii) returning the consent using the enclosed envelope. Please note that each stockholder must also certify whether, to such stockholder’s knowledge after a reasonable inquiry, such stockholder is a U.S. citizen as defined by 49 U.S.C. § 40102(a)(15).

Consents must be received by August 29, 2003. The Plan will be approved immediately upon our receipt of sufficient written and unrevoked consents approving the Plan at any time prior to that date. In addition, if we have not received sufficient consents by August 29, 2003, we may extend the deadline to receive consents until such later date as our Board of Directors may determine in its sole discretion.

We will pay the entire cost of the preparation and mailing of this Consent Solicitation Statement and all other costs associated with this solicitation. In addition to soliciting consents by mail, our officers, directors and other regular employees, without additional compensation, may solicit consents personally or by telephone, facsimile, email or other lawful means. We will also reimburse banks, brokers and other persons holding stock in their names, or in the names of their nominees, for their expense in sending consent solicitation materials to their principals.

Record Date and Consent Rights

Only our stockholders of record as of the close of business on the record date, August 1, 2003, will be entitled to execute and submit a consent. On that date, we had 37,744,655 shares of common stock issued and outstanding.

The receipt of written consents from holders of a majority of our outstanding common stock is required to approve the Plan. Each share of common stock is entitled to one vote in connection with the approval of the Plan. Abstentions (including failure to return the accompanying consent) and broker non-votes will have the same effect as withheld consents.

Revocation of Consents

You may revoke your consent with respect to the Plan by delivering a signed and dated written notice of such revocation to our Secretary at the address stated above at any time prior to the date we receive written consents sufficient to approve the Plan. A valid revocation must (i) be in writing, (ii) be validly signed by you and (iii) clearly state that the consent previously given is no longer effective.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information known to us about the beneficial ownership of our common stock as of July 31, 2003, by:

•	each person or entity whom we know to own beneficially more than 5% of our common stock;

•	each of our Chief Executive Officer and our four other most highly compensated executive officers as of December 31, 2002;

•	each person who became an executive officer after December 31, 2002;

•	each of our directors; and

•	all of our directors and executive officers as of July 31, 2003 as a group.

The number and percentage of shares of common stock beneficially owned is determined under the rules of the Securities and Exchange Commission, the SEC, and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares for which a person has sole or shared voting power or investment power and also any shares of common stock underlying warrants that are exercisable by that person within 60 days of July 31, 2003. However, shares underlying warrants are not treated as outstanding for the purpose of computing the percentage ownership of any other person or entity. For purposes of the following table, the stock options granted under the Plan are not deemed to be beneficially owned by the holders thereof because the stock options are not exercisable prior to stockholder approval of the Plan. As a result, no stock options are shown in the following table.

Unless otherwise indicated in the footnotes, each person listed in the following table has sole voting and investment power over the shares shown as beneficially owned by that person. Percentage of beneficial ownership is based on 37,744,655 shares of common stock outstanding as of July 31, 2003.

Unless otherwise indicated in the footnotes, the address for each listed person is c/o Kitty Hawk, Inc., 1515 West 20th Street, P.O. Box 612787, DFW International Airport, Texas 75261.

	Shares Beneficially Owned
	Number	Percentage
Directors and Executive Officers:
Robert W. Zoller, Jr.	—	—
Gerald L. Gitner	—	—
Tamir (Thomas) Hacker	—	—
Myron Kaplan	—	—
John M. Malloy (1) (2)	—	—
Steven E. Markhoff (3)	—	—
Robert A. Peiser	—	—
Jack A. (Drew) Keith	—	—
John Clark Stevens (4)	—	—
Toby Skaar	—	—
Jessica L. Wilson	—	—
All current directors and executive officers as a group: (9 persons)	—	—

Beneficial Owners of More Than 5%:
Resurgence Asset Management, L.L.C. (2) (5)	11,144,164	28.5
Everest Capital Limited (1) (2) (6)	9,103,349	21.1
Stockton, LLC (2)(7)	6,126,221	16.2
Stonehill Institutional Partners, L.P. (2) (8)	4,056,407	10.1
Bank One, National Association (8) (11)	3,500,000	9.3
Wilmington Trust Company (10) (11)	3,500,000	9.3
Citadel Limited Partnership (2) (12)	3,288,835	8.3
Bear Stearns Securities Corp. (13)	2,752,927	7.3
Kitty Hawk Acquisition Corporation (14)	2,500,000	6.6

(1)	Mr. Malloy is a managing director of Everest Capital Limited. Mr. Malloy disclaims beneficial ownership of shares of our common stock beneficially owned by Everest Capital Limited and its affiliates.
(2)	The information regarding beneficial ownership of our common stock is included in reliance on reports filed by such entities with the SEC, except that the percentage is based upon calculations made by us in reliance upon the number of shares of our common stock reported to be beneficially owned by such entities in such reports.
(3)	Mr. Markhoff became our Vice President Strategic Planning and General Counsel on July 22, 2003. Mr. Markhoff has also served as our Corporate Secretary since March 2003.
(4)	Mr. Steven’s employment with the Company terminated on June 13, 2003.
(5)	Resurgence Asset Management, L.L.C. and its affiliates beneficially own an aggregate of 11,144,164 shares of our common stock in their capacities as investment advisors. Resurgence Asset Management, L.L.C. is the general partner and/or sole investment advisor of M.D. Sass Corporate Resurgence Partners, L.P., M.D. Sass Corporate Resurgence Partners II, L.P., M.D. Sass Corporate Resurgence Partners III, L.P. and the Resurgence Asset Management, L.L.C. Employee Retirement Plan, and it beneficially owns an aggregate of 7,453,308 shares of our common stock beneficially owned by M.D. Sass Corporate Resurgence Partners, L.P., M.D. Sass Corporate Resurgence Partners II, L.P., M.D. Sass Corporate Resurgence Partners III, L.P. and the Resurgence Asset Management, L.L.C. Employee Retirement Plan. Resurgence Asset Management, L.L.C. may be deemed to share voting and investment power with each of these entities. Resurgence Asset Management International, L.L.C. is the sole special shareholder and sole investment advisor of M.D. Sass Corporate Resurgence International, Ltd., and it beneficially owns an aggregate of 1,278,489 shares of our common stock, of which (i) 509,320 shares are beneficially owned by M.D. Sass Corporate Resurgence International, Ltd. and (ii) 769,169

shares may be acquired within 60 days of July 31, 2003 upon the exercise of outstanding warrants held by M.D. Sass Corporate Resurgence International, Ltd. Resurgence Asset Management International, L.L.C. may be deemed to share voting and investment power with M.D. Sass Corporate Resurgence International, Ltd. Re/Enterprise Asset Management L.L.C. is the general partner and sole investment advisor of M.D. Sass Re/Enterprise Portfolio Company, L.P. and M.D. Sass Re/Enterprise II, L.P., and it is the sole investment advisor to two employee pension plans. Re/Enterprise Asset Management L.L.C. beneficially owns an aggregate of 2,412,367 shares of our common stock, of which (i) an aggregate of 1,798,065 shares are beneficially owned by M.D. Sass Re/Enterprise Portfolio Company, L.P., M.D. Sass Re/Enterprise II, L.P. and the two employee pension plans and (ii) an aggregate of 614,302 shares may be acquired within 60 days of July 31, 2003 upon the exercise of outstanding warrants held by M.D. Sass Re/Enterprise Portfolio Company, L.P. and one of the employee pension plans. Re/Enterprise Asset Management L.L.C. may be deemed to share voting and investment power with each of these entities. James B. Rubin serves as Chief Investment Officer of Resurgence Asset Management, L.L.C., Resurgence Asset Management International, L.L.C. and Re/Enterprise Asset Management L.L.C., and, in such capacity, may be deemed to beneficially own the shares of our common stock beneficially owned by Resurgence Asset Management, L.L.C., Resurgence Asset Management International, L.L.C. and Re/Enterprise Asset Management L.L.C. Each of Mr. Rubin, Resurgence Asset Management, L.L.C., Resurgence Asset Management International, L.L.C. And Re/Enterprise Asset Management L.L.C. disclaims beneficial ownership of all shares of our common stock. The business address of each of Mr. Rubin, Resurgence Asset Management L.L.C., Resurgence Asset Management International, L.L.C. And Re/Enterprise Asset Management L.L.C. is 10 New King Street, White Plains, New York 10604.
(6)	Everest Capital Limited beneficially owns an aggregate of 9,103,349 shares of our common stock, of which (i) 3,626,562 shares are issued and outstanding and (ii) 5,476,787 shares may be acquired within 60 days of July 31, 2003 upon the exercise of outstanding warrants. Everest Capital Limited has shared voting and investment power over such shares of common stock. Everest Capital Limited is the general partner of Everest Capital Master Fund, L.P. Everest Capital Master Fund, L.P. beneficially owns an aggregate of 8,329,086 shares of our common stock, of which (i) 3,318,114 shares are issued and outstanding and (ii) 5,010,972 shares may be acquired within 60 days of July 31, 2003 upon the exercise of outstanding warrants. Everest Capital Master Fund, L.P. has shared voting and investment power over such shares of common stock. The principal business address of Everest Capital Limited and Everest Capital Master Fund, L.P. is The Bank of Butterfield Building, 65 Front Street, 6th Floor, HM 5X, Bermuda.
(7)	Stockton, LLC beneficially owns an aggregate of 6,126,221 shares of our common stock, all of which are issued and outstanding. Stockton, LLC has sole voting and investment power over such shares of common stock. The principal business address of Stockton, LLC is 712 Fifth Avenue, 36th Floor, New York, New York 10019.
(8)	Stonehill Capital Management LLC and its affiliates beneficially own an aggregate of 4,056,407 shares of our common stock, of which (i) 1,615,978 shares are issued and outstanding and (ii) 2,440,429 shares may be acquired within 60 days of July 31, 2003 upon the exercise of outstanding warrants. Stonehill Capital Management LLC has shared voting and investment power over such shares of common stock. Stonehill Capital Management LLC is the investment advisor of Stonehill Institutional Partners, L.P. Stonehill Institutional Partners, L.P. beneficially owns an aggregate of 2,682,981 shares of our common stock, of which (i) 1,068,837 shares are issued and outstanding and (ii) 1,614,144 shares may be acquired within 60 days of July 31, 2003 upon the exercise of outstanding warrants. Stonehill Institutional Partners, L.P. has shared voting and investment power over such shares of common stock. John Motulsky, Christopher Wilson and Wayne Teetsel are the general partners Stonehill Institutional Partners, L.P. and the managing members of Stonehill Capital Management LLC. As such, each of Mr. Motulsky, Mr. Wilson and Mr. Teetsel beneficially owns 4,056,407 shares of our common stock, of which (i) 1,615,978 shares are issued and outstanding and (ii) 2,440,429 shares may be acquired within 60 days of July 31, 2003 upon the exercise of outstanding warrants. Each of Mr, Motulsky, Mr. Wilson and Mr. Teetsel has shared voting and investment power over such shares of common stock. The principal business address of each of Stonehill Capital Management LLC, Stonehill Institutional Partners, L.P., Mr. Motulsky, Mr. Wilson and Mr. Teetsel is c/o Stonehill Capital Management, LLC, 885 Third Avenue, 30th Floor, New York, New York 10022.
(9)	The business address of Bank One, National Association is 1717 Main Street, Mail Code TX1-2451, Dallas, Texas 75201.
(10)	The business address of Wilmington Trust Company is Rodney Square North, 1100 N. Market Street, Wilmington, Delaware 19890-0001.

(11)	Kitty Hawk’s Final Joint Plan of Reorganization under Chapter 11 of the U.S. Bankruptcy Code required us to issue 7,000,000 shares of our common stock to certain of our unsecured creditors at the time we filed for bankruptcy. Because not all of the claims of our unsecured creditors had been resolved at the time we emerged from bankruptcy, we issued 3,500,000 shares of our common stock to each of Bank One, National Association and Wilmington Trust Company to hold in trust for the unsecured creditors’ benefit until their claims are resolved. Pursuant to separate trust agreements with Bank One, National Association and Wilmington Trust Company, each is required to give a consent to one of our executive officers instructing that officer to vote shares of our common stock it holds in trust with respect to any matter in proportion to the consents given by all of our other shareholders that are United States citizens, as defined by 49 U.S.C. § 40102(a)(15).
(12)	Citadel Investment Group, L.L.C. Is the general partner of GLB Partners, L.P. GLB Partners, LP is the general partner of Citadel Limited Partnership. Citadel Limited Partnership is the general partner of Citadel Wellington Partners LP, and the portfolio manager of each of Citadel Equity Fund Ltd., Citadel Kensington Global Strategies Fund Ltd., Citadel Credit Trading Ltd. and Citadel Distressed and Credit Opportunity Fund Ltd. Kenneth Griffin is the President of Citadel Investment Group, L.L.C. Collectively, Mr. Griffin, Citadel Investment Group, L.L.C., GLB Partners, LP, Citadel Limited Partnership, Citadel Wellington Partners LP, Citadel Equity Fund Ltd., Citadel Kensington Global Strategies Fund Ltd., Citadel Credit Trading Ltd. and Citadel Distressed and Credit Opportunity Fund Ltd. beneficially own an aggregate of 3,288,835 shares of our common stock, of which (i) an aggregate of 1,310,195 shares are issued and outstanding and (ii) an aggregate of 1,978,640 shares may be acquired within 60 days of July 31, 2003 upon the exercise of outstanding warrants held by such entities. Each of these entities has shared voting and investment power over such shares of common stock. The business address for each of Mr. Griffin, Citadel Investment Group, L.L.C., GLB Partners, LP, Citadel Limited Partnership, Citadel Wellington Partners LP, Citadel Equity Fund Ltd., Citadel Kensington Global Strategies Fund Ltd., Citadel Credit Trading Ltd. and Citadel Distressed and Credit Opportunity Fund Ltd. is 225 W. Washington, 9th Floor, Chicago, Illinois 60606.
(13)	The business address of Bear Stearns Securities Corp. is 383 Madison Avenue New York, New York 10179.
(14)	The principal address of Kitty Hawk Acquisition Company is c/o Pegasus Aviation, Inc. at Four Embarcadero Center, Suite 3540, San Francisco, California 94111.

PROPOSAL TO APPROVE AND ADOPT THE

KITTY HAWK 2003 LONG TERM EQUITY INCENTIVE PLAN

General

On July 29, 2003, our Board of Directors adopted the Plan, subject to approval by consent of the holders of a majority of our common stock entitled to vote on such a plan. Our Board of Directors hereby submits to our stockholders this proposal to approve the Plan.

The principal provisions of the Plan are summarized below. The summary, however, is not complete and is qualified in its entirety by the terms of the Plan. A copy of the Plan is attached hereto as Exhibit A and incorporated herein by reference.

Description of the Plan

Purpose of the Plan

The purpose of the Plan is to promote our long-term financial success and to materially increase our value by:

•	encouraging the long-term commitment of our employees, consultants and outside directors;

•	motivating our employees, consultants and outside directors by means of long-term performance related incentives;

•	encouraging and providing our employees, consultants and outside directors with an opportunity to obtain an ownership interest in us;

•	attracting and retaining outstanding employees, consultants and outside directors by providing incentive compensation opportunities; and

•	enabling participation by our employees, consultants and outside directors in our long-term growth and financial success.

Eligibility

Participants in the Plan, each a Participant, include our, and our majority owned subsidiaries’, employees, consultants and directors whose judgment, initiative and efforts may be expected to contribute to our success. Participants are eligible to be granted awards under the Plan at the discretion of our Board of Directors or a committee of our Board of Directors chosen by our Board of Directors to administer the Plan, referred to as the Committee. The Plan will be initially administered by the Compensation Committee of the Board of Directors.

In determining the eligibility of a Participant to receive an award under the Plan, as well as the amount and types of awards to be granted, the Committee may consider the Participant’s position, responsibilities and importance to us and such other factors as the Committee, in it sole discretion, deems relevant. Only our employees or our majority owned subsidiaries’ employees may be granted incentive stock options under the Plan. As of August 1, 2003, five outside directors and approximately 650 employees are eligible to receive awards under the Plan.

Shares Subject to the Plan

Subject to the amendment and adjustment provisions described below, the aggregate number of shares of our common stock that may be issued under the Plan may not exceed 6,500,000, and if the Plan is approved, we must at all times reserve sufficient shares of our authorized common stock to satisfy the requirements of the Plan. We currently expect that the number of shares of common stock authorized for issuance under the Plan will be sufficient to provide for all grants of awards to employees and consultants through September 30, 2005 and to outside directors through September 30, 2007. Except for grants to outside directors, the Plan does not impose time requirements regarding when awards exercisable for shares of our common stock may be made. Therefore, the date of any such grants shall be determined solely at the discretion of the Committee. The number of shares of our common stock that may be awarded to a Participant in each year may not exceed 1,500,000.

Shares of our common stock that are no longer subject to purchase by reason of the expiration or termination of an unexercised stock option granted under the Plan or by reason of the Company’s repurchase of restricted stock as described in the Plan may be reoffered under the Plan. Moreover, shares of our common stock that we receive in connection with exercises of stock options previously granted under the Plan may be reoffered under the Plan. To date, we have not granted any awards pursuant to the Plan, including any awards that provide for the issuance of our common stock.

Other than with respect to grants previously made under the Plan, which grants are subject to, and may not be exercised prior to, stockholder approval of the Plan, the Company does not expect to grant in any single calendar year awards to employees and consultants that are exercisable for more than 3% of our fully diluted common stock.

Types of Awards

Stock Options. Stock options may be granted to a Participant for such number of shares of common stock as the Committee deems appropriate, except that no Participant may be granted incentive stock options that would permit the aggregate fair market value of the common stock with respect to which such incentive stock options are exercisable for the first time during any calendar year to exceed $100,000.

The Committee will determine the exercise price for each stock option, subject to the requirement that each option must have an exercise price of at least 100% (or at least 110% in the case of incentive stock options granted to certain employees owning more than 10% of the outstanding shares of our common stock) of the fair market value of the common stock on the date the stock option is granted.

To the extent any stock option granted pursuant to the Plan fails to qualify as an incentive stock option, such stock option (or any portion thereof) will be a nonqualified stock option to which Section 421 of the Code does not apply.

Under the Plan, the fair market value of our common stock for a particular date will generally be the closing price per share of our common stock as listed by a national securities exchange or quoted on the Nasdaq or, if not so listed or quoted, the mean between the closing bid and asked price as reported by Nasdaq, or, if not reported by Nasdaq, as quoted by the National Quotation Bureau, Inc. or any applicable over-the-counter bulletin board quotation service. If no such closing price is available, then the fair market value will be determined by the Committee acting in good faith taking into account such relevant factors as the Committee determines, including without limitation, appraisals or valuations of the Company or our common stock.

No stock option may be exercised after the expiration of ten years (or five years in the case of incentive stock options granted to employees owning more than 10% of the outstanding shares of our common stock) from the date of its grant. Generally, termination of a Participant’s employment with us will cause any exercise period applicable to such Participant’s stock options to be reduced in accordance with their terms.

The Committee shall have the discretion to grant stock options which are exercisable prior to their vesting; provided, that Participants exercising such stock options shall receive restricted stock of the Company, which restricted stock will be subject to all applicable provisions of the Plan and the other rules and regulations provided for in the agreement pursuant to which such stock options were granted. In the event that restricted stock is issued to a Participant as a result of such Participant’s exercise of an award prior to its vesting, such restricted stock shall remain subject to all of the vesting requirements and forfeiture provisions of such award as if such award had not been exercised.

A stock option may be exercised in whole or in part according to the terms of the applicable stock option agreement by delivery of written notice of exercise to us specifying the number of shares to be purchased. The exercise price for each stock option may be paid by the Participant in cash, by delivery to us of shares of common stock or restricted stock (with the approval of the Committee) having a fair market value on the date of exercise equal to the exercise price or by any other means that the Committee determines in its sole discretion to be desirable and consistent with applicable law; provided, however, that if the exercise price is paid by the Participant in restricted stock, the stock received by the Participant pursuant to such exercise will also be restricted stock. Fractional shares will not be issued upon exercise of a stock option and cannot be accepted in payment of the exercise price of a stock option.

The Committee shall, at its sole discretion, subject to tax laws, rules and regulations, have the authority to allow a Participant to elect to defer the receipt of the number of shares of our common stock that the Participant would otherwise be eligible to receive upon the exercise of a stock option when the exercise price of such stock option is satisfied with the delivery of common stock and to impose certain mandatory minimum holding periods with respect to such deferred shares.

Subject to the foregoing and the other provisions of the Plan, stock options granted under the Plan may be exercised at such times and in such amounts and be subject to such restrictions and other terms and conditions, if any, as determined by the Committee.

Although the terms of the Plan generally prohibit transfers of stock options and stock appreciation rights, the Committee may, in its discretion, authorize a Participant to transfer all or a portion of any vested nonqualified stock options or vested stock appreciation rights to certain immediate family members, certain entities consisting of immediate family members, and certain charitable organizations; provided, among other conditions, that the Participant receives no consideration for such transfer, subsequent transfers of such stock options or stock appreciation rights will be prohibited except those by will or the laws of descent and distribution, and the forfeiture provisions provided for in the Plan and the agreement pursuant to which such stock options or stock appreciation rights were granted will continue to apply as if such options or stock appreciation rights had not been transferred.

The Committee may also, at its sole discretion, authorize all or a portion of any nonqualified stock options or SARs granted to an outside director under the Plan to be on terms which permit their transfer to such outside director’s employer or to any other partnership or other entity in connection with which such outside director provides services, in the event that such outside director has agreed with such employer, partnership or other entity, whether formally or informally, that such nonqualified stock option or SARs shall be beneficially owned by such employer or other entity.

The Company has previously granted stock options under the Plan, subject to stockholder approval of the Plan. See “New Plan Benefits.”

Stock Appreciation Rights. The Committee may in its discretion grant stock appreciation rights to Participants under the Plan. Stock appreciation rights entitle their holder, upon exercise of the right, to receive cash, common stock or a combination of both from us equal to the amount by which the fair market value of a share of common stock on the date of exercise exceeds the exercise price of the stock appreciation right, multiplied by the number of shares of common stock covered by the stock appreciation right which is exercised. Generally, the stock appreciation price for any share of our common stock subject to a stock appreciation right must be at least equal to the fair market value of the share on the date of its grant.

The Committee may grant stock appreciation rights in tandem with stock options such that the exercise of the stock appreciation right will result in the termination, to the extent of such exercise, of the related stock option and vice versa. If the stock appreciation right is granted in tandem with a stock option, whether such tandem grant is made contemporaneously with the grant of the stock option or thereafter, the exercise price of such stock appreciation right will be equal to the exercise price of the stock option.

As discussed above, although generally not permitted, the Committee may authorize transfers of vested stock appreciation rights to the transferees listed above.

Restricted Stock and Restricted Stock Units. Restricted stock and restricted stock units may be awarded by the Committee subject to such terms, conditions and restrictions as the Committee deems appropriate. Restrictions may include, among others, (i) limitations on the right to sell, assign, transfer or dispose of the restricted stock until certain holding periods or specific Company performance goals are satisfied and (ii) forfeiture of the restricted stock upon termination of employment.

If a Participant fails to execute an applicable restricted stock agreement and pay the required amount within 30 days of the date of the award of such stock (or such shorter time period as the Committee may specify), the restricted stock award could be forfeited by the Participant.

Other than with respect to the restriction periods limiting a Participant’s right to sell, assign, transfer or dispose of restricted stock, from the date a Participant becomes the holder of record of restricted stock or restricted stock units, a Participant will have all the rights of a stockholder with respect to such shares, including the right to vote the shares and to receive all dividends and other distributions paid with respect to the shares, subject to any vesting requirements and forfeiture terms associated with such restricted stock.

Payment of Taxes of Outside Directors

In connection with the exercise, vesting or other tax-triggering event related to an award under the Plan to an outside director, we shall pay such outside director subject to such tax an amount equal to forty percent (40%) of the gains resulting from such exercise, vesting or other tax-triggering event; provided, that we shall not be obligated to pay more than $10,000 for each twelve month period of service by such outside director as a member of our Board of Directors.

Administration

The Plan will be interpreted and administered by the Committee, which must be comprised of at least two members. If necessary to satisfy the requirements of either Section 162(m) of the Code or Rule

16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act, the Committee will consist solely of our outside directors. Our Board of Directors may remove any member of the Committee at any time, and any vacancy on the Committee may be filled by appointment made by our Board of Directors.

The Committee will have full authority, in its discretion to grant to Participants awards under the Plan and to construe the terms of the Plan.

Subject to compliance with Section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act and the Delaware General Corporation Law, our Board of Directors, at its sole discretion, may by resolution authorize one or more of our officers to (i) designate officers or employees (other than the officer(s) to whom such powers are delegated) of the Company or our subsidiaries to be recipients of awards and (ii) to determine the number of shares of our common stock to be covered by such awards.

The Plan will be initially administered by the Compensation Committee of the Board of Directors.

Change of Control

In the event that we undergo a Change of Control, any portion of any award outstanding at the time of the change of control that has not previously vested and/or become exercisable will automatically vest and become fully exercisable.

Under the Plan, a Change of Control is generally defined as the first to occur of:

•	the consummation of a reorganization, merger or consolidation (i) that results in our outstanding securities subject to a grant of an award being exchanged or converted into cash, property and/or securities not issued by us and (ii) the terms of which provide that awards shall continue in effect thereafter; provided, however, that such a transaction will not be considered a Change of Control if after such transaction, (i) Continuing Directors occupy at least 50% of the seats (whether or not vacant) on the board of directors of the continuing, surviving or acquiring entity (or, if applicable, such entity’s ultimate parent) and (ii) the continuing, surviving or acquiring entity (or, if applicable, such entity’s ultimate parent) assumes all outstanding awards under the Plan;

•	a transaction that causes any person to become the Beneficial Owner (described below) of our voting securities representing more than 50% of our voting power; provided, however, that such a transaction will not be considered a Change of Control if after such transaction, (i) Continuing Directors occupy at least 50% of the seats (whether or not vacant) on the board of directors of the continuing, surviving or acquiring entity (or, if applicable, such entity’s ultimate parent) and (ii) the continuing, surviving or acquiring entity (or, if applicable, such entity’s ultimate parent) assumes all outstanding awards under the Plan; or

•	a transaction that causes any person to become the Beneficial Owner (described below) of our voting securities representing more than 80% of our voting power.

Under the Plan, a Continuing Director is a member of our Board of Directors who (i) was a member of our Board of Directors at the time of the Plan’s adoption or (ii) became a member of our Board of Directors after the Plan’s adoption and whose election or nomination for election by the Company’s stockholders was approved by a vote of a majority of the directors then in office, or by a nominating committee of the Board of Directors (such nominating committee being comprised solely of independent directors) the majority of the members of which were directors at the time of the Plan’s adoption or who are Continuing Directors.

Under the Plan, a person or entity will be deemed to be a Beneficial Owner of those securities that such person or entity beneficially owns (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) together with securities beneficially owned by all of such person’s or entity’s Affiliates and Associates (as such capitalized terms are defined in Rule 12b-2 promulgated under the Exchange Act) and any other person or entity with which such person or entity, or such person’s or entity’s Affiliates or Associates, has any agreement, arrangement, or understanding (other than the customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting or disposing of any securities.

Adjustment

In general, in the case of a dividend or other distribution, stock split, reverse stock split, reclassification, recapitalization, merger, reorganization or other similar event or occurrence, of or by us, the Committee will make proportionate and appropriate adjustments to the number and/or kind of shares subject to purchase or award and the purchase price under outstanding awards to prevent the dilution or enlargement of any rights relating to any such awards. In addition, if such an event occurs, the number and/or kind of shares that may be offered under the Plan will be proportionately adjusted by the Committee; provided that the Committee may, in lieu of an adjustment described above, provide for a cash payment to a holder of an outstanding award. Notwithstanding the foregoing, no such adjustment or cash payment may be made that would violate Section 422 of the Code.

In the event we are the surviving or resulting corporation in any merger, consolidation or share exchange, then any award granted pursuant to the Plan will apply to the securities or rights to which a holder of the number of shares of our common stock subject to the award immediately prior to such event would be entitled to immediately after such event.

In the event that we are not the surviving corporation in any merger, consolidation or share exchange, then each share of our common stock subject to any unexercised stock option or stock appreciation right, will be substituted for that number of shares of the surviving company’s common stock, other securities or that amount of cash, property or assets of the surviving company which were distributed to our common stockholders at the time of the transaction, and such stock options and stock appreciation rights will thereafter be exercisable in accordance with their terms. Upon such an event, we must give each Participant that holds such options or stock appreciation rights thirty days notice of the event and allow the Participant to either (i) exercise all his or her stock options and stock appreciation rights prior to the transaction or (ii) elect to receive payment of an amount equal to a reasonable estimate of the difference between the net amount per share payable in such transaction and the exercise price of such stock option multiplied by the number of shares subject to the stock option.

If, at any time prior to the expiration of any option or stock appreciation right, we make any partial distribution of our assets, in the nature of a partial liquidation, whether payable in cash or in kind (but excluding the distribution of a cash dividend payable out of earned surplus and designated as such) then in such event the option prices or stock appreciation prices then in effect with respect to each stock option or stock appreciation right will be reduced in proportion to the percentage reduction in the tangible book value of the shares of our common stock resulting by reason of such distribution.

Amendment and Termination of the Plan

The Plan terminates on July 29, 2013; provided that awards granted before that date will continue to be effective in accordance with their terms and conditions. The Plan provides that our Board of Directors may, from time to time, amend, suspend or terminate the Plan without the consent of our stockholders; provided, however, that our Board of Directors must seek stockholder approval to the extent it deems necessary to comply with, or maintain an exemption under, Sections 162(m), 421 and 422 of the Code or any of their respective successors. The Committee may at any time alter or amend any or all award agreements under the Plan to comply with any amendment of the Plan made by our Board of Directors or any laws that govern such agreements.

New Plan Benefits

Executive Officers and Employees

On July 30, 2003, we issued stock options exercisable for up to 4,000,000 shares of our common stock to our executive officers and other key employees. The stock options were granted subject to, and may not be exercised prior to, stockholder approval of the Plan. The stock options have an exercise price of $0.30 per share, which was the fair market value of shares of our common stock on the date of grant of the stock options as determined by the Committee in accordance with the Plan.

For employees employed by the Company on September 30, 2002, the date we emerged from bankruptcy, ten forty-eighths (10/48) of the common stock issuable upon the exercise of the stock option was fully vested on the date of grant. The remaining thirty-eight forty-eighths (38/48) of the common stock issuable upon the exercise of the stock option will vest in 38 equal monthly installments with the first installment vesting on September 1, 2003.

For employees who are granted stock options prior to September 1, 2003, and who were not employed by the Company on September 30, 2002, the stock option will vest in 48 equal monthly installments as if the stock option was granted on such employee’s date of hire and began vesting on the one month anniversary of such employee’s date of hire.

Employees receiving nonqualified stock options may elect to defer the receipt of the number of shares of our common stock that the Participant would otherwise be eligible to receive upon the exercise of a stock option when the exercise price of such stock option is satisfied with the delivery of common stock so long as the employee does not sell such stock for a period of two years after the exercise of the stock option.

We expect that the executive officers and key employees who received these grants will not receive additional awards prior to October 1, 2005, except in connection with a promotion.

Upon an employee’s termination of service with us for any reason, the unvested portion of such employee’s stock option will terminate and be forfeited immediately. The unexercised portion of a nonqualified stock option issued to an employee that relates to shares which are vested will terminate and be forfeited at the first of the following to occur:

•	the date the stock option period terminates;

•	one year following the date of the employee’s termination due to death or disability;

•	immediately upon the employee’s termination for Cause (as defined in the Plan);

•	three years following the date of the employee’s retirement;

•	90 days following the date of the employee’s termination of by the Company without Cause or by the employee with or without the consent of the Company, other than by reason of retirement; or

•	the date any portion of the Option is forfeited pursuant to the terms of the stock option agreement.

The unexercised portion of an incentive stock option issued to an employee that relates to shares which are vested will terminate and be forfeited at the first of the following to occur:

•	the date the stock option period terminates;

•	one year following the date of the employee’s termination due to death or disability;

•	immediately upon the employee’s termination for Cause;

•	90 days following the date of the employee’s termination for any reason other than due to his or her death, disability or termination by the Company for Cause; or

•	the date any portion of the Option is forfeited pursuant to the terms of the stock option agreement.

Outside Directors

On July 29, 2003, each individual who was then one of our outside directors was granted a stock option to purchase 225,000 shares of our common stock. Each stock option was granted subject to, and may not be exercised prior to, stockholder approval of the Plan. The stock options have an exercise price of $0.30 per share, which was the fair market value of shares of our common stock on the date of grant as determined by our Board of Directors in accordance with the Plan. The value of the options granted represents approximately three times the value of the stock options we expect to grant to outside directors on an annual basis beginning on September 30, 2005.

Ten thirty-sixths (10/36) of the common stock issuable upon the exercise of the stock option will be fully vested as of the date of grant of the stock option. The remaining twenty-six thirty-sixths (26/36) of the common stock issuable upon the exercise of the stock option will vest in 26 equal monthly installments with the first installment vesting on September 1, 2003. We expect that outside directors who received these grants will not receive additional awards prior to September 30, 2005.

With respect to any individual who joins our Board of Directors as an outside director after the first business day after the stockholder approval of the Plan but before September 30, 2005, on the date on which such individual commences serving as an outside director, such individual shall be granted a stock option to purchase a number of shares such that the stock option will have a value (as determined by the Committee) of $45,000 on the date of such grant multiplied by a fraction, the numerator of which is equal to the number of days between the date such individual first commences serving as an outside director and September 30, 2005, and the denominator of which is the total number of days between October 1, 2002 and September 30, 2005, rounded down to the nearest whole share. We expect that such stock option will vest in equal monthly installments with the first installment vesting on the one month anniversary of the date of the grant and the total number of installments equal to the number of months (including the month of such grant) between the date of the grant of such stock option and September 30, 2005.

On September 30, 2005, and on the first business day following each anniversary of such date, each individual who is then an outside director shall be granted a stock option to purchase a number of shares of our common stock such that the stock option will have a value (as determined by the Committee) of $15,000 on the date of such grant, rounded down to the nearest whole share. We expect such stock options will vest in 12 equal monthly installments with the first installment vesting on the one month anniversary of the date of such stock option’s grant.

Directors receiving the stock options discussed above may elect to defer the receipt of the number of shares of our common stock that the Participant would otherwise be eligible to receive upon the exercise of a stock option when the exercise price of such stock option is satisfied with the delivery of common stock so long as the director does not sell such stock for a period of two years after the exercise of the stock option.

Upon an outside director’s termination of service on our Board of Directors for any reason, the unvested portion of such outside director’s stock option will terminate and be forfeited immediately. If for any reason an outside director ceases to serve as a member of our Board of Directors, the unexercised portion of any stock option granted to the outside director which is vested will terminate and be forfeited upon the earlier of (i) 3 years following the date the outside director ceases serving as a member of our Board of Directors or (ii) the date the award period of such stock option terminates.

New Plan Benefits Table

The following table shows the stock options grants discussed above, which stock options were granted subject to, and may not be exercised prior to, stockholder approval of the Plan. The exercise price for each of the stock options granted prior to stockholder approval of the Plan is $0.30 per share, which was the fair market value of our common stock as determined by the Board of Directors or the Committee on the date of grant. The ultimate dollar value of the stock options will be measured by the difference between the price of our common stock and the exercise price of the stock options on the date such stock options are exercised

Kitty Hawk 2003 Long Term Equity Incentive Plan

Name and position(s)	Number of shares of common stock underlying stock options
Robert W. Zoller, Jr., Chief Executive Officer and President	1,000,000
Jack A. (Drew) Keith, Vice President and Chief Financial Officer	300,000
Steven E. Markhoff, Vice President Strategic Planning, General Counsel and Corporate Secretary	300,000
Toby Skaar, Vice President and General Manager of Kitty Hawk Cargo, Inc.	300,000
Jessica L. Wilson, Chief Accounting Officer	150,000
Executive Group (5 persons)	2,050,000
Non-Executive Director Group (1)	1,125,000
Non-Executive Officer Employee Group	1,950,000

(1)	Of this amount, stock options to acquire 225,000 shares of common stock are held for the benefit of a law firm at which one of our outside directors is a named partner.

Federal Income Tax Consequences

The Plan is not a “qualified plan” within the meaning of Section 401 of the Code. Recipients of cash awards under the Plan will recognize ordinary income equal to the amount of the award, and recipients of awards of unrestricted common stock will recognize ordinary income equal to the fair market value of the common stock on the date of the award. Recipients of awards of unrestricted common stock will also recognize short-term or long-term capital gains or losses upon the subsequent disposition of the shares of common stock.

The following is a brief summary of the principal federal income tax consequences of the grant and exercise of awards under present law. This summary is not intended to be exhaustive and does not describe foreign, state or local tax consequences.

Incentive Stock Options

An optionee will not recognize any taxable income for federal income tax purposes upon receipt of a stock option or, generally, at the time of exercise of an incentive stock option. The exercise of an incentive stock option generally will, however, result in an increase in an optionee’s taxable income for alternative minimum tax purposes.

If an optionee exercises an incentive stock option and does not dispose of the shares received in a subsequent “disqualifying disposition” (generally, a sale, gift or other transfer within two years after the date of grant of the stock option or within one year after the shares are transferred to the optionee), upon disposition of the shares any amount realized in excess of the optionee’s tax basis in the shares disposed of will be treated as a long-term capital gain, and any loss will be treated as a long-term capital loss. In the event of a disqualifying disposition, the difference between the fair market value of the shares received on the date of exercise and the exercise price (limited, in the case of a taxable sale or exchange, to the excess of the amount realized upon disposition over the optionee’s tax basis in the shares) will be treated as compensation received by the optionee in the year of disposition. Any additional gain will be taxable as a capital gain and any loss as a capital loss, which will be long-term or short-term depending on the length of time the optionee held the shares.

We will not be entitled to a deduction with respect to shares received by an optionee upon exercise of an incentive stock option and not disposed of in a disqualifying disposition. If an amount is treated as compensation received by an optionee because of a disqualifying disposition, we will be entitled to a corresponding deduction in the same amount for compensation paid.

Nonqualified Stock Options

An optionee will not recognize any taxable income for federal income tax purposes upon receipt of a nonqualified stock option. Upon the exercise of a nonqualified stock option, the amount by which the fair market value of the shares received, determined as of the date of exercise, exceeds the exercise price will be treated as compensation received by the optionee in the year of exercise. If the exercise price of a nonqualified stock option is paid in whole or in part with shares of common stock, no income, gain or loss will be recognized by the optionee on the receipt of shares equal in value on the date of exercise to the shares delivered in payment of the exercise price. The fair market value of the remainder of the shares received upon exercise of the nonqualified stock option, determined as of the date of exercise, less the amount of cash, if any, paid upon exercise will be treated as compensation income received by the optionee on the date of exercise of the stock option. Generally, we will be entitled to a deduction for compensation paid in the same amount treated as compensation received by the optionee.

Restricted Stock and Restricted Stock Units

A recipient of restricted stock or restricted stock units will not recognize any taxable income for federal income tax purposes in the year of the award, provided the shares are subject to restrictions (that is, they are non-transferable and subject to a substantial risk of forfeiture). However, the recipient may elect under Section 83(b) of the Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the shares on the date of the award, determined without regard to the restrictions. If the recipient does not make a Section 83(b) election, the fair market value of the shares on the date the restrictions lapse will be treated as compensation income to the recipient and will be taxable in the year the restrictions lapse. Either we or one of our subsidiaries generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the recipient.

Other Tax Matters

The exercise by a recipient of a stock option or the lapse of restrictions on restricted stock following the occurrence of a change of control, in certain circumstances, may result in:

•	a 20% federal excise tax (in addition to federal income tax) to the recipient on certain payments of common stock or cash resulting from such exercise or, in the case of restricted stock, on all or a portion of the fair market value of the shares on the date the restrictions lapse; and

•	the loss of a compensation deduction which would otherwise be allowable to us or one of our subsidiaries as explained above.

Vote Required for Approval

The consent of a majority of the shares entitled to vote is required to approve the Plan.

Our Board of Directors recommends that you CONSENT TO/VOTE FOR approval of the Plan.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table summarizes the compensation we paid during 2002, 2001 and 2000 to our Chief Executive Officer as of December 31, 2002 and our four other most highly compensated executive officers as of December 31, 2002. The following table also summarizes the compensation we paid during 2002, 2001 and 2000 to Mr. Tilmon J. Reeves, our former Chairman of the Board, President and Chief Executive Officer, and Mr. James R. Craig, our former Vice President and General Counsel. The summary compensation table excludes compensation in the form of perquisites and other personal benefits earned by these officers as these benefits are less than $50,000 and 10% of the total salary and bonus earned by these officers.

Summary Compensation Table

Annual Compensation
Name and Principal Position(s)	Year	Salary	Bonus		All Other Compensation (5)
Robert W. Zoller, Jr. (1) Chief Executive Officer and President	2002 2001 2000	$37,500 — —	$	— — —	$	— — —

Jack A. (Drew) Keith Vice President and Chief Financial Officer	2002 2001 2000	202,031 195,000 170,487		— 97,500 5,000		2,750 2,625 —

Toby Skaar Vice President and General Manager of Kitty Hawk Cargo, Inc.	2002 2001 2000	149,792 160,000 141,429		— 80,000 40,000		— 2,583 2,297

John Clark Stevens (2) President of Kitty Hawk Aircargo, Inc.	2002 2001 2000	173,333 190,000 179,375		— 95,000 20,000		3,000 2,625 2,625

Jessica L. Wilson Chief Accounting Officer	2002 2001 2000	103,125 100,000 93,333		— 50,000 7,500		1,427 2,625 2,625

Tilmon J. Reeves (3) Former Chairman of the Board, Chief Executive Officer and President	2002 2001 2000	220,833 400,000 400,000		— 400,000 70,000		50,167 2,625 2,500

James R. Craig (4) Former Vice President and General Counsel	2002 2001 2000	165,625 200,000 200,000		— 100,000 50,000		40,250 2,625 2,625

(1)	Mr. Zoller was hired as our Chief Executive Officer and President on November 4, 2002. His current annual base salary is $300,000.
(2)	Mr. Steven’s employment with us terminated on June 13, 2003.
(3)	Mr. Reeves resigned as Chairman of the Board, Chief Executive Officer and President and in his capacity as a

Director effective November 4, 2002.

(4)	Mr. Craig resigned as Vice President and General Counsel effective November 4, 2002.
(5)	Represents matching contributions made by us under the terms of our 401(k) plan and $50,000 of severance paid to Mr. Reeves in 2002 and $37,500 of severance paid to Mr. Craig in 2002.

Stock Options

We did not grant stock options during 2002. As of September 30, 2002, all of our outstanding stock options and equity compensation plans were cancelled pursuant to our plan of reorganization.

Employment Agreements

Mr. Zoller. Mr. Zoller is employed pursuant to a memorandum of understanding with us. Mr. Zoller is our Chief Executive Officer and President and the Chief Executive Officer of each of Kitty Hawk Aircargo and Kitty Hawk Cargo. Under the memorandum of understanding, Mr. Zoller receives an annual base salary of $300,000 and may receive additional performance based compensation, as determined by our Board of Directors. Mr. Zoller receives employee fringe benefits that are generally available to all employees and may receive other fringe benefits as determined by our Board of Directors. If we terminate the employment of Mr. Zoller prior to November 5, 2005, for any reason other than a material breach of the memorandum of understanding by Mr. Zoller, he is entitled to 12 months’ worth of his annual base salary and certain medical insurance benefits for the 12-month period following his termination. We expect to finalize a specific employment agreement for Mr. Zoller in 2003.

Mr. Keith. Mr. Keith is employed pursuant to an employment and severance agreement with us. Mr. Keith is employed as our Vice President and Chief Financial Officer and as a Vice President of Kitty Hawk Aircargo and Kitty Hawk Cargo. Under the employment agreement, Mr. Keith currently receives an annual base salary of $225,000 and may receive additional performance based compensation, as determined by our Board of Directors. Mr. Keith receives employee fringe benefits that are generally available to all employees and may receive other fringe benefits as determined by our Board of Directors.

Mr. Keith is required to safeguard our proprietary information and to surrender to us all written or recorded evidence of our proprietary information as well as our property if he leaves our employment. Mr. Keith is also prohibited from disclosing, disseminating or utilizing our proprietary information after leaving our employment, unless our Chief Executive Officer authorizes such use in writing.

Mr. Keith’s employment agreement may be terminated by us or Mr. Keith with or without cause at any time upon 30 days’ prior written notice to the other party. If we terminate the employment agreement after December 31, 2002, for any reason other than a material breach of the agreement by Mr. Keith, he is entitled to three months’ worth of his annual base salary and certain medical insurance benefits for the three-month period following his termination. If we terminate the employment agreement for cause or if Mr. Keith terminates the employment agreement for any reason other than a material breach of the agreement by us, he does not receive any additional compensation following his termination. The employment agreement also provides that if Mr. Keith is terminated for any reason other than a material breach of the agreement by us, he will be prohibited for a period of three years from the date of his termination from attempting to knowingly hire, directly or indirectly, any of our officers or key employees as long as they are still employed by us.

Mr. Markhoff. Mr. Markhoff is employed pursuant to a letter of understanding with us. Under the letter of understanding, Mr. Markhoff is employed as our Vice President Strategic Planning, General Counsel and Corporate Secretary for a three year term. Under the letter, Mr. Markhoff currently receives an annual base salary of $200,000 and may receive additional performance based compensation, as determined by our Board of Directors. Mr. Markhoff receives employee fringe benefits that are generally available to all employees and may receive other fringe benefits as determined by our Board of Directors, including reimbursement of relocation expenses. We expect to finalize a formal employment agreement with Mr. Markhoff in 2003.

If we terminate Mr. Markhoff’s employment without cause during the first three years, we will continue to pay him his monthly salary in installments at the times we regularly pay our payroll and to provide him with fringe benefits that he received prior to his termination until the earlier of (i) the date Mr. Markhoff gains new employment or (ii) the date that is twelve months from the date of his termination.

The letter provides that Mr. Markhoff will be prohibited for a period of one year after his termination from competing against us in the freight industry. Mr. Markhoff will also be prohibited for a period of two years from the date of his termination from attempting to hire any of our employees or solicit our customers. Mr. Markhoff is also required to safeguard our non-public, proprietary information indefinitely and to enter into a mutual non-disparagement agreement with us.

Mr. Skaar. Mr. Skaar is employed pursuant to an employment and severance agreement with us. Mr. Skaar is employed as Vice President and General Manager of Kitty Hawk Cargo. Under the employment agreement, Mr. Skaar currently receives an annual base salary of $160,000 and may receive additional performance based compensation, as determined by our Board of Directors. Mr. Skaar receives employee fringe benefits that are generally available to all employees and may receive other fringe benefits as determined by our Board of Directors.

Mr. Skaar is required to safeguard our proprietary information and to surrender to us all written or recorded evidence of our proprietary information as well as our property if he leaves our employment. Mr. Skaar is also prohibited from disclosing, disseminating or utilizing our proprietary information after leaving our employment, unless our Chief Executive Officer authorizes such use in writing.

Mr. Skaar’s employment agreement may be terminated by us or Mr. Skaar with or without cause at any time upon 30 days’ prior written notice to the other party. If we terminate the employment agreement after December 31, 2002, for any reason other than a material breach of the agreement by Mr. Skaar, he is entitled to three months worth of his annual base salary and certain medical insurance benefits for the three-month period following his termination. If we terminate the employment agreement for cause or if Mr. Skaar terminates the employment agreement for any reason other than a material breach of the agreement by us, he does not receive any additional compensation following his termination. The employment agreement also provides that if Mr. Skaar is terminated for any reason other than a material breach of the agreement by us, he will be prohibited for a period of three years from the date of his termination from attempting to knowingly hire, directly or indirectly, any of our officers or key employees as long as they are still employed by us.

Mr. Reeves. In November 2002, Mr. Reeves resigned as our Chairman of the Board, President and Chief Executive Officer and entered into an approximately one-year salary continuation and consulting agreement to provide consulting services to us at the direction of our Chief Executive Officer. The agreement provides for compensation of $300,000 and medical insurance coverage during the term of the agreement, and the agreement may be extended for an additional year by either party with consent from the other party.

Mr. Reeves is required to safeguard our proprietary information and not use, copy or transfer our confidential information, other than is necessary in carrying out his duties under the consulting agreement. Under the consulting agreement, Mr. Reeves is prohibited from:

•	directly or indirectly, engaging or investing in, owning, managing, operating, controlling or participating in the ownership, management, operation or control of, or being employed by, or rendering services or advice to, any business that competes with us;

•	directly or indirectly in any capacity diverting or taking any of our customers or clients;

•	directly or indirectly in any capacity hiring or attempting to hire, contact, solicit any of our employees or inducing, advising or encouraging any of our employees to terminate or modify their relationship with us; or

•	providing consulting services to our customers or potential competitors without first obtaining the written consent of our Chief Executive Officer.

Additionally, pursuant to the consulting agreement Mr. Reeves is prohibited for a three-year period from attempting to knowingly hire, directly or indirectly, our officers or key employees as long as they are still employed by us.

In addition, pursuant to the terms of Mr. Reeves’ former employment agreement with us, Mr. Reeves currently is prohibited from:

•	disclosing our proprietary information; and

•	engaging, directly or indirectly, in the air logistics, charter brokerage, on-demand, or scheduled carriage business under an FAR Part 121 (now Part 119) or Part 135 certificate until November 4, 2004.

Compensation of Directors

Pursuant to our bylaws, the members of our Board of Directors may be compensated in a manner and at a rate determined from time to time by our Board of Directors. Directors who are our employees do not receive additional compensation for service as a director.

During the first nine months of 2002, directors who were not our employees received $18,000 for their service.

During the last three months of 2002, each director who was not our employee received a retainer of between $3,500 and $6,833, plus a payment of between $500 and $3,000 for each meeting of our Board of Directors and committee thereof that the director attended. We paid a total of $75,083 to directors who were not our employees during the last three months of 2002.

While we were under bankruptcy protection, our Creditors Committee approved our current outside director compensation structure in order to attract and retain directors necessary to guide the Company after its emergence from bankruptcy. Pursuant to this structure, each outside director is paid a fee of $3,500 per quarter, while the non-executive chairman of our Board of Directors is paid $9,500 per quarter. If an outside director also serves as a chairman of a committee of our Board of Directors, such outside director receives an additional $1,000 per quarter.

The payment structure approved by our Creditors Committee also provides for payments to our outside directors for each board meeting attended. For meetings by telephone, each outside director is paid $1,000, with the non-executive chairman of our Board of Directors receiving $1,500. For in-person meetings of our Board of Directors, each outside director is paid $2,000, with the non-executive chairman of our Board of Directors receiving $3,000.

Further, members of committees of the Board of Directors receive between $250 and $1,500 for each committee meeting attended depending on such factors as whether the meeting is by phone or in person, whether the meeting occurs in connection with a meeting of our full Board of Directors and whether such member is the chairman of the committee.

In addition, on July 29, 2003, each individual who was then one of our outside directors was granted a stock option to purchase 225,000 shares of our common stock. See “New Plan Benefits.” The stock option was granted subject to, and may not be exercised prior to, stockholder approval of the Plan. We have also agreed to pay certain taxes in connection with the exercise of these stock options. We do not expect to grant additional options to our current outside directors prior to September 30, 2005. See “Description of the Plan—Payment of Taxes of Outside Directors.”

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

During the pendency of our bankruptcy proceeding, our full Board of Directors performed the duties of the compensation committee. Since October 1, 2002, Messrs. Hacker, Kaplan and Malloy have served as members of our compensation committee of our Board of Directors. None of the members of the compensation committee was at any time during 2002, or at any other time, one of our officers or employees. No member of the compensation committee serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or compensation committee.

COMPENSATION COMMITTEE REPORT ON

EXECUTIVE COMPENSATION

Introduction

For much of 2002, Kitty Hawk, Inc., or the Company, was involved in a bankruptcy proceeding, and the Company’s full Board of Directors acted as the Company’s compensation committee. Because the primary goal of the Board of Directors was to help the Company emerge from bankruptcy and because any substantial changes to the compensation paid to the Company’s executive officers would have required the approval by the bankruptcy court, which could have prolonged the bankruptcy proceeding, the Board of Directors did not alter the compensation paid to the Company’s executive officers in 2002 from the amounts paid in the previous year.

On October 1, 2002, the Board of Directors formed the Compensation Committee and appointed Messrs. Tamir (Thomas) Hacker, Myron Kaplan and John M. Malloy as its initial members. Each of Messrs. Hacker, Kaplan and Malloy are outside directors and do not act as the Company’s officers or employees. Since being formed, the Compensation Committee has retained an outside compensation consultant and has reviewed, and continues to review, the Company’s current executive officer and outside director compensation policies.

With the above in mind, the members of the Compensation Committee hereby submit this compensation committee report, which will summarize payments made by the Company to the two individuals who served as its Chief Executive Officer during 2002 and describe the Compensation Committee’s current executive pay policies, which policies are consistent with the advice provided to the Compensation Committee by the retained executive compensation consultant.

Chief Executive Officers’ Base Salary

Tilmon J. Reeves served as the Company’s Chairman of the Board, Chief Executive Officer and President through November 4, 2002, pursuant to an employment agreement with the Company. In 2002, Mr. Reeves was paid a prorated base salary of $220,833 and received a severance payment upon his resignation in the amount of $50,000. For information regarding Mr. Reeves’ current consulting agreement with the Company, please see “Compensation of Directors and Executive Officers—Employment Agreements” in this Consent Solicitation Statement.

Robert W. Zoller, Jr. was hired as the Company’s Chief Executive Officer and President on November 4, 2002, pursuant to a memorandum of understanding with the Company. See “Compensation of Directors and Executive Officers—Employment Agreements.” Pursuant to the terms of the memorandum of understanding, Mr. Zoller’s annual base salary is $300,000, and he is eligible to receive additional performance based bonuses, as determined by the Company’s Board of Directors. Mr. Zoller’s prorated salary for 2002 was $37,500, and he did not receive any additional performance compensation due to the limited time he served as the Company’s Chief Executive Officer in 2002.

Mr. Zoller’s overall compensation package is designed to recognize the fact that he bears primary responsibility for effective management and operation of the Company’s business, the development of a successful business plan, the implementation of changes in long-term strategy initiatives to lay the foundation for the Company’s stable and steady growth and for increasing shareholder value. Additionally, because Mr. Zoller was hired by the Company in November of 2002, his compensation for 2002 was based more on the marketplace’s demand for his services than the Company’s performance over that brief period.

Executive Pay Policy

The Company’s compensation program is intended to attract, retain and motivate key people necessary to lead the Company to achieve its company-wide or business-unit goals. This underlying principle reflects the Compensation Committee’s belief that executive compensation should seek to align the interests of the Company’s executives with those of its stockholders. The Compensation Committee intends for its executive compensation program to utilize three components: (i) base salary, (ii) short-term, pay-for-performance incentives and (iii) long-term compensation in forms such as cash and awards granted pursuant to the Kitty Hawk 2003 Long Term Equity Incentive Plan. The Compensation Committee believes that by emphasizing these three components, the Company can provide executives with a competitive total compensation package that will allow the Company to retain and attract key executives while at the same time maintaining a reasonable cost structure.

Key factors affecting the Compensation Committee’s judgment regarding specific executive officer’s compensation include the nature and scope of the executive officer’s responsibilities and his or her effectiveness in leading the Company’s initiatives to increase customer satisfaction, enhance company growth, and propose, implement and ensure compliance with Company policies. The Compensation Committee also considers the compensation practices and performances of other corporations that are most likely to compete with the Company for the services of its executive officers.

Base Salary

Base salaries for the Company’s senior executives are determined by a combination of factors including past individual performance, competitive salary levels of the marketplace and each individual’s potential for making significant contributions to the Company’s future performance.

Short Term Incentives

Although the Company does not currently have a formal, short term incentive plan, the Company’s Chief Executive Officer, pursuant to a memorandum of understanding between him and the Company, and each of the Company’s other executive officers may receive performance based bonuses at the discretion of the Board of Directors. Additionally, the Company expects to adopt a cash incentive plan during 2003 that will provide short-term, pay-for-performance cash incentives to its officers and key employees.

Long Term Cash and Equity Incentives

The Company currently does not have a formal, long-term benefit plan in place for the benefit of the Company’s executive officers or directors. The Plan described in this Consent Solicitation Statement, if approved by the Company’s shareholders, will act as the Company’s first long-term incentive plan in the Company’s overall compensation program since emerging from bankruptcy. The awards and administration of the Plan, if approved by the Company’s stockholders, will be as described in this Consent Solicitation Statement. The Company also intends to adopt a cash incentive plan during 2003 that will provide long-term, pay-for-performance, cash incentives to its officers and key employees.

Submitted by the members of the Compensation Committee of the Board of Directors.

Tamir Hacker	Myron Kaplan (Chairman)	John M. Malloy

STOCK PERFORMANCE GRAPH

In connection with our plan of reorganization, all of our common stock and securities exercisable for shares of our common stock issued prior to September 30, 2002 were cancelled without consideration. On September 30, 2002, we emerged from bankruptcy and thereafter issued 37,744,655 shares of common stock, which is all of our currently outstanding common stock. Since that date, public trades of our common stock have been infrequent, subject to large price volatility and in small volumes. Accordingly, at this time, our management does not believe that including a stock performance graph would provide our shareholders with any meaningful information.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR

KITTY HAWK’S 2004 ANNUAL MEETING OF STOCKHOLDERS

Pursuant to regulations of the SEC, in order to be included in the Proxy Statement for our 2004 Annual Meeting of Stockholders, stockholder proposals must be received at our principal offices, 1515 West 20th Street, P.O. Box 612787, DFW International Airport, Texas 75261 Attention: Secretary, by no later than December 31, 2003, and must comply with additional requirements established by the SEC. In addition, our Amended and Restated Bylaws provide that any stockholder who desires either to bring a stockholder proposal before an annual meeting of stockholders or to present a nomination for director at an annual meeting of stockholders must give advance written notice to our Secretary with respect to such proposal or nominee. Because we did not hold an annual meeting of stockholders last year, for the 2004 Annual Meeting of Stockholders, our Secretary must receive written notice of a stockholder’s proposal or director nomination including certain information regarding the stockholder desiring to present a proposal or make a nomination and, in the case of a nomination, information regarding the proposed director nomination no later than the tenth day following the earlier of (i) the date that we mail notice of the annual meeting or (ii) the date public disclosure of the meeting date is made. A copy of our Amended and Restated Bylaws is available upon request from our Secretary at the address stated above.

FORWARD-LOOKING STATEMENTS

This Consent Solicitation Statement contains “forward-looking statements” concerning the allocation and issuance of shares under our proposed Plan, the fair market value of our common stock and other matters. When we use the words “estimates,” “expects,” “anticipates,” “plans,” “believes” and variations of such words or similar expressions, we intend to identify forward-looking statements.

We have based our forward-looking statements on our current assumptions and expectations about future events. We have expressed our assumptions and expectations in good faith, and we believe there is a reasonable basis for them. However, we cannot assure you that our assumptions or expectations will prove to be accurate.

A number of risks and uncertainties could cause actual events to differ materially from the forward-looking statements contained in this Consent Solicitation Statement. Important factors that could cause actual events to differ materially from the forward-looking statements include the matters set forth in our Annual Report on Form 10-K for the year ended December 31, 2002. In addition, other risks, uncertainties and other important factors include, but are not limited to:

•	changes in compensation practices, policies and expectations;

•	increased competition for employees, consultants and directors;

•	changes in laws related to compensation and benefits;

•	changes in the price or fair market value of our common stock;

•	changes in economic conditions;

•	changes in our business strategy or development plans;

•	unionization of our workforce; and

•	changes in our liquidity.

These forward-looking statements speak only as of the date of this Consent Solicitation Statement and, except as required by law, we do not undertake any obligation to publicly update or revise our forward-looking statements. We caution you not to place undue reliance on these forward-looking statements.

By Order of the Board of Directors,

Robert W. Zoller, Jr.

Chief Executive Officer, President and Director

DFW International Airport, Texas

August     , 2003

EXHIBIT A

EXECUTION COPY

KITTY HAWK

2003 LONG TERM EQUITY INCENTIVE PLAN

The Kitty Hawk 2003 Long Term Equity Incentive Plan (the “Plan”) was adopted by the Board of Directors of Kitty Hawk, Inc., a Delaware corporation (the “Company”), effective as of July 29, 2003.

ARTICLE 1

PURPOSE

The purpose of the Plan is to foster and promote the long-term financial success of the Company and its Subsidiaries and materially increase the value of the Company and its Subsidiaries by (a) encouraging the long-term commitment of the Employees, Consultants and Outside Directors of the Company and its Subsidiaries, (b) motivating performance of the Employees, Consultants and Outside Directors of the Company and its Subsidiaries by means of long-term performance related incentives, (c) encouraging and providing Employees, Consultants and Outside Directors of the Company and its Subsidiaries with an opportunity to obtain an ownership interest in the Company, (d) attracting and retaining outstanding Employees, Consultants and Outside Directors by providing incentive compensation opportunities, and (e) enabling participation by Employees, Consultants and Outside Directors in the long-term growth and financial success of the Company and its Subsidiaries.

With respect to Reporting Participants, the Plan and all transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the “1934 Act”). To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void ab initio, to the extent permitted by law and deemed advisable by the Committee.

The Plan shall be submitted to the Company’s stockholders for approval in accordance with the Delaware General Corporation Law; however, the Committee may grant Awards under the Plan prior to the time of stockholder approval. Any such Awards granted prior to stockholder approval shall be null and void if stockholder approval of the Plan is not obtained by July 29, 2004.

ARTICLE 2

DEFINITIONS

For the purpose of the Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

2.1 “Award” means the grant of any Incentive Stock Option, Nonqualified Stock Option, Restricted Stock, Restricted Stock Unit, or SAR whether granted singly or in combination or in tandem (each individually referred to herein as an “Incentive”).

2.2 “Award Agreement” means a written agreement between a Participant and the Company which sets out the terms of the grant of an Award.

2.3 “Award Period” means the period set forth in the Award Agreement with respect to a Stock Option or SAR during which the Stock Option or SAR may be exercised, which shall commence on the Date of Grant and expire at the time set forth in the Award Agreement.

2.4 “Board” means the board of directors of the Company.

2.5 “Change of Control” means the first to occur of the following:

(A) the consummation of a reorganization, merger or consolidation of the Company (other than a reorganization, merger or consolidation the sole purpose of which is to change the Company’s domicile solely within the United States) (i) as a result of which the outstanding securities of the class then subject to Awards are exchanged or converted into cash, property and/or securities not issued by the Company and (ii) the terms of which provide that Awards shall continue in effect thereafter;

(B) any person or entity becoming the Beneficial Owner of voting securities of the Company representing more than 50% of the voting power of the Company (a “50% Shareholder”); provided, however, that the term “50% Shareholder” shall not include (i) the Company or any of its subsidiaries, (ii) any employee benefit plan of the Company or any of its Subsidiaries or (iii) any entity holding voting securities of the Company for or pursuant to the terms of any such plan; or

(C) any person or entity becoming the Beneficial Owner of voting securities of the Company representing more than 80% of the voting power of the Company (an “80% Shareholder”); provided, however, that the term “80% Shareholder” shall not include (i) the Company or any of its subsidiaries, (ii) any employee benefit plan of the Company or any of its Subsidiaries, or (iii) any entity holding voting securities of the Company for or pursuant to the terms of any such plan.

Notwithstanding the foregoing, a transaction described in clauses (A) or (B) shall not constitute a Change of Control hereunder if after such transaction (I) Continuing Directors occupy at least fifty percent (50%) of the seats (whether or not vacant) on the Board of Directors of the continuing, surviving or acquiring entity, as the case may be or, if such entity has a parent entity directly or indirectly holding at least a majority of the voting power of the voting securities of the continuing, surviving or acquiring entity, Continuing Directors occupy at least fifty percent (50%) of the seats (whether or not vacant) on the Board of Directors of the entity that is the ultimate parent of the continuing, surviving or acquiring entity, and (II) the continuing, surviving or acquiring entity (or the ultimate parent of such continuing, surviving or acquiring entity) assumes all outstanding Awards under this Plan or the Company survives as a separate legal entity and remains liable for all outstanding Awards under this Plan. For purposes of clarification, in calculating whether 50% of the seats on the Board of Directors are occupied by Continuing Directors in clause (I) above, any vacant seat on the Board of Directors shall not be deemed to be occupied by a Continuing Director, until a Continuing Director has been appointed or elected to such seat. “Continuing Directors” means Board members who (x) at the date of this Plan were directors or (y) become directors after the date of this Plan and whose election or nomination for election by the Company’s stockholders was approved by a vote of a majority of the directors then in office or by a nominating committee of the Board of Directors (such nominating committee being comprised solely of independent directors) the majority of the members of which were directors at the date of this Plan or who are Continuing Directors.

For purposes of the Plan, a person or entity shall be deemed to be a “Beneficial Owner” of securities that such person or entity beneficially owns (as such term is defined in Rule 13d-3 promulgated under the 1934 Act) together with securities beneficially owned by all of such person or entity’s Affiliates and Associates (as such capitalized terms are defined in Rule 12b-2 promulgated under the 1934 Act) and any other person or entity with which such person or entity, or such person or entity’s Affiliates or Associates, has any agreement, arrangement, or understanding (other than the customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting or disposing of any securities of the Company.

2.6 “Code” means the Internal Revenue Code of 1986, as amended.

2.7 “Committee” means the committee or person appointed or designated by the Board to administer the Plan in accordance with Article 3 of this Plan.

2.8 “Common Stock” means the common stock, par value $0.000001 per share, which the Company is currently authorized to issue or may in the future be authorized to issue, or any securities into which or for which the common stock of the Company may be converted or exchanged, as the case may be, pursuant to the terms of this Plan.

2.9 “Company” means Kitty Hawk, Inc. a Delaware corporation, and any successor entity.

2.10 “Consultant” means any individual who is not an employee performing advisory or consulting services for the Company or a Subsidiary, with or without compensation, to whom the Company chooses to grant an Award in accordance with the Plan, provided that bona fide services must be rendered by such person and such services shall not be rendered in connection with the offer or sale of securities in a capital raising transaction.

2.11 “Corporation” means any entity that (i) is defined as a corporation under Code Section 7701 and (ii) is the Company or is in an unbroken chain of corporations (other than the Company) beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain. For purposes of clause (ii) hereof, an entity shall be treated as a “corporation” if it satisfies the definition of a corporation under Section 7701 of the Code.

2.12 “Date of Grant” means the effective date on which an Award is made to a Participant as set forth in the applicable Award Agreement.

2.13 “Deferral Shares” means, solely with respect to shares which a Participant elects to defer the receipt, the number of shares of Common Stock the Participant would otherwise be eligible to receive upon the exercise of a Stock Option when the exercise price of such Stock Option is satisfied with the delivery of Common Stock.

2.14 “Employee” means common law employee (as defined in accordance with the Regulations and Revenue Rulings then applicable under Section 3401(c) of the Code) of the Company or any Subsidiary of the Company.

2.15 “Fair Market Value” means, as of a particular date, (a) if the shares of Common Stock are listed on a national securities exchange, the closing sales price per share of Common Stock on the consolidated transaction reporting system for the principal securities exchange for the Common Stock on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (b) if the shares of Common Stock are not so listed but are quoted on Nasdaq, the closing sales price per share of Common Stock on Nasdaq on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, or (c) if none of the above is applicable, such amount as may be determined by the Committee or the Board acting in good faith taking into account all relevant factors including, but not limited to, (x) the mean between the closing bid and asked price on such date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by Nasdaq, or, if not reported by Nasdaq, by the National Quotation Bureau, Inc., or other applicable over-the-counter bulletin board service and (y) any valuations or appraisals of the value of the Common Stock or the value of the Company.

2.16 “Incentive” is defined in Section 2.1 hereof.

2.17 “Incentive Stock Option” means an incentive stock option within the meaning of Section 422 of the Code, granted pursuant to this Plan.

2.18 “Nonpublicly Traded” means not listed on a national securities exchange registered with the Securities and Exchange Commission, not designated for trading on the Nasdaq National Market, and not traded on an electronic quotation system.

2.19 “Nonqualified Stock Option” means a nonqualified stock option, granted pursuant to this Plan, to which Section 421 of the Code does not apply.

2.20 “Option Price” means the price which must be paid by a Participant upon exercise of a Stock Option to purchase a share of Common Stock.

2.21 “Outside Director” means a director of the Company who is not an Employee.

2.22 “Participant” means an Employee, Consultant or Outside Director of the Company or a Subsidiary to whom an Award is granted under this Plan.

2.23 “Plan” means this Kitty Hawk 2003 Long Term Equity Incentive Plan, as amended from time to time.

2.24 “Reporting Participant” means a Participant who is subject to the reporting requirements of Section 16 of the 1934 Act.

2.25 “Restricted Stock” means shares of Common Stock issued or transferred to a Participant pursuant to Section 6.5 of this Plan which are subject to restrictions or limitations set forth in this Plan and in the related Award Agreement.

2.26 “Restricted Stock Unit” means a unit of Common Stock, which may be settled in either cash or Common Stock at the discretion of the Committee, granted to a Participant pursuant to Section 6.5 of this Plan which is subject to restrictions or limitations set forth in this Plan and in the related Award Agreement.

2.27 “Retirement” means any Termination of Service solely due to retirement upon or after attainment of age sixty (60) with at least three (3) years of service, or permitted early retirement as determined by the Committee.

2.28 “SAR” or “stock appreciation right” means the right to receive a payment, in cash and/or Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the SAR is exercised over the SAR Price for such shares.

2.29 “SAR Price” means the exercise price of each share of Common Stock covered by a SAR, determined on the Date of Grant of the SAR.

2.30 “Stock Option” means a Nonqualified Stock Option or an Incentive Stock Option.

2.31 “Subsidiary” means (i) any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain, (ii) any limited partnership, if the Company or any corporation described in item (i) above owns a majority of the general partnership interest and a majority of the limited partnership interests entitled to vote on the removal and replacement of the general partner, and (iii) any partnership or limited liability company, if the partners or members thereof are composed only of the Company, any corporation listed in item (i) above or any limited partnership listed in item (ii) above. “Subsidiaries” means more than one of any such corporations, limited partnerships, partnerships or limited liability companies.

2.32 “Termination of Service” occurs when a Participant who is an Employee or a Consultant of the Company or any Subsidiary shall cease to serve as an Employee or Consultant of the Company and its Subsidiaries, for any reason; or, when a Participant who is an Outside Director of the Company or a Subsidiary shall cease to serve as a director of the Company and its Subsidiaries for any reason. Except as may be necessary or desirable to comply with applicable federal or state law, a “Termination of Service” shall not be deemed to have occurred when a Participant who is an Employee becomes a Consultant or an Outside Director or vice versa. If, however, a Participant who is an Employee and who has an Incentive Stock Option ceases to be an Employee but does not suffer a Termination of Service, and if that Participant does not exercise the Incentive Stock Option within the time required under Code section 422 upon ceasing to be an Employee, the Incentive Stock Option shall thereafter become a Nonqualified Stock Option.

2.33 “Total and Permanent Disability” means a Participant is qualified for long-term disability benefits under the Company’s or Subsidiary’s disability plan or insurance policy; or, if no such plan or policy is then in existence or if the Participant is not eligible to participate in such plan or policy, that the Participant, because of a physical or mental condition resulting from bodily injury, disease, or mental disorder which prevents the Participant from performing his or her duties of employment for a period of six (6) continuous months, as determined in good faith by the Committee, based upon medical reports or other evidence satisfactory to the Committee; provided that, with respect to any Incentive Stock Option, Total and Permanent Disability shall have the meaning given it under the rules governing Incentive Stock Options under the Code.

ARTICLE 3

ADMINISTRATION

3.1 General Administration; Establishment of Committee. Subject to the terms of this Article 3, the Plan shall be administered by the Board or such committee of the Board as is designated by the Board to administer the Plan (the “Committee”), which Committee shall initially be the Compensation Committee of the Board. The Committee shall consist of not fewer than two persons. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board. Any vacancy occurring in the membership of the Committee may be filled by appointment by the Board. At any time there is no Committee to administer the Plan, any references in this Plan to the Committee shall be deemed to refer to the Board.

If necessary to satisfy the requirements of Section 162(m) of the Code and/or Rule 16b-3 promulgated under the 1934 Act, membership on the Committee shall be limited to those members of the Board who are “outside directors” under Section 162(m) of the Code and/or “non-employee directors” as defined in Rule 16b-3 promulgated under the 1934 Act. The Committee shall select one of its members to act as its Chairman.

3.2 Designation of Participants and Awards.

(a) The Committee or the Board shall determine and designate from time to time the eligible persons to whom Awards will be granted and shall set forth in each related Award Agreement, where applicable, the Award Period, the Date of Grant, and such other terms, provisions, limitations, and performance requirements, as are approved by the Committee, but not inconsistent with the Plan. The Committee shall determine whether an Award shall include one type of Incentive or two or more Incentives granted in combination or two or more Incentives granted in tandem (that is, a joint grant where exercise of one Incentive results in cancellation of all or a portion of the other Incentive). The Committee shall, at its sole discretion, subject to the Code and all rules and regulations promulgated thereunder, have the authority to allow a Participant to elect to defer the receipt of Deferral Shares and to impose certain mandatory minimum deferral periods with respect to such Deferral Shares. All decisions with respect to any Award, and the terms and conditions thereof, to be granted under the Plan to any member of the Committee shall be made solely and exclusively by the other members of the Committee, or if such member is the only member of the Committee, by the Board.

(b) Notwithstanding Subsection 3.2(a), the Board may, in its sole discretion and by a resolution adopted by the Board, authorize one or more officers of the Company (an “Authorized Officer”) to (i) designate one or more Employees as eligible persons to whom Awards will be granted under the Plan and (ii) determine the number of shares of Common Stock that will be subject to such Awards; provided, however, that the resolution of the Board granting such authority shall (x) specify the total number of shares of Common Stock that may be made subject to the Awards, (y) set forth the price or prices (or a formula by which such price or prices may be determined) to be paid for the purchase of the Common Stock subject to such Awards, and (z) not authorize an officer to designate himself as a recipient of any Award. The Authorized Officer shall notify the Committee in writing of the persons designated to receive such Awards, the type of Award or the type of Incentives subject to the Award, the Date of Grant, the number of shares of Common Stock that will be subject to such Awards, and the purchase price to be paid for such shares. If authorized to do so in the Board’s written resolution, the Authorized Officer shall cause the Company to execute an Award Agreement with the Participant, subject to the Committee’s ratification of such terms of an Award as required by law.

Within an administratively reasonable time after receipt of the Authorized Officer’s written notice of one or more Awards, the Committee shall authorize or ratify the grant of such Awards and shall prescribe all other terms of such Awards pursuant to its authority set forth in Subsection 3.2(a).

3.3 Authority of the Committee. The Committee, in its discretion, shall (i) interpret the Plan, (ii) prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, (iii) establish performance goals for an Award and certify the extent of their achievement, and (iv) make such other determinations or certifications and take such other action as it deems necessary or advisable in the administration of the Plan. Any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties. The Committee’s discretion set forth herein shall not be limited by any provision of the Plan, including any provision which by its terms is applicable notwithstanding any other provision of the Plan to the contrary.

To the extent permitted by law, the Committee may delegate to officers of the Company, pursuant to a written delegation, the authority to perform specified functions under the Plan. Any actions taken by any officers of the Company pursuant to such written delegation of authority shall be deemed to have been taken by the Committee.

With respect to restrictions in the Plan that are based on the requirements of Rule 16b-3 promulgated under the 1934 Act, Section 422 of the Code, Section 162(m) of the Code, the rules of any exchange or inter-dealer quotation system upon which the Company’s securities are listed or quoted, or any other applicable law, rule or restriction (collectively, “applicable law”), to the extent that any such restrictions are no longer required by applicable law, the Committee shall have the sole discretion and authority to grant Awards that are not subject to such mandated restrictions and/or to waive any such mandated restrictions with respect to outstanding Awards.

ARTICLE 4

ELIGIBILITY

Any Employee (including an Employee who is also a director or an officer), Consultant or Outside Director of the Company or a Subsidiary whose judgment, initiative, and efforts contributed or may be expected to contribute to the successful performance of the Company is eligible to participate in the Plan; provided that only Employees of a Corporation shall be eligible to receive Incentive Stock Options. The Committee, upon its own action, may grant, but shall not be required to grant, an Award to any Employee, Consultant or Outside Director of the Company or any Subsidiary. Awards may be granted by the Committee at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Committee shall determine. Except as required by this Plan, Awards granted at different times need not contain similar provisions. The Committee’s determinations under the Plan (including without limitation determinations of which Employees, Consultants, or Outside Directors, if any, are to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among Participants who receive, or are eligible to receive, Awards under the Plan.

ARTICLE 5

SHARES SUBJECT TO PLAN; MAXIMUM INDIVIDUAL GRANTS

5.1 Number Available for Awards. Subject to adjustment as provided in Articles 11 and 12, the maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under the Plan is 6,500,000 shares; provided, however, that the number of shares of Common Stock that may be awarded to a Participant in a single year may not exceed 1,500,000. Shares to be issued may be made available from authorized but unissued Common Stock, Common Stock held by the Company in its treasury, or Common Stock purchased by the Company on the open market or otherwise. During the term of this Plan, the Company will at all times reserve and keep available the number of shares of Common Stock that shall be sufficient to satisfy the requirements of this Plan.

5.2 Reuse of Shares. If, and to the extent:

(a) An Award shall expire or terminate for any reason without having been exercised in full, or in the event that an Award is exercised or settled in a manner such that some or all of the shares of Common Stock relating to the Award are not issued to the Participant (or beneficiary) (including as the result of the use of shares for withholding taxes or for payment of the exercise price), the shares of Common Stock subject thereto which have not become outstanding shall (unless the Plan shall have sooner terminated) become available for issuance under the Plan.

(b) Unvested shares of Common Stock issued under the Plan are subsequently repurchased by the Company as provided in Section 7.4, such shares of Common Stock shall (unless the Plan shall have sooner terminated) become available for issuance under the Plan.

(c) Shares of Restricted Stock under the Plan are forfeited for any reason, such shares of Restricted Stock shall (unless the Plan shall have sooner terminated) become available for issuance under the Plan.

(d) Shares of Common Stock are repurchased on the open market with remittances from the exercise of an Option under the Plan, such shares of Common Stock shall become available for issuance under the Plan.

In no event shall the number of shares of Common Stock subject to Incentive Stock Options exceed, in the aggregate 6,500,000 shares of Common Stock plus shares subject to Incentive Stock Options which are forfeited or terminated, or expire unexercised.

ARTICLE 6

GRANT OF AWARDS

6.1 In General. The Company shall execute an Award Agreement with a Participant after the Committee approves the issuance of an Award. Any Award granted pursuant to this Plan must be granted within ten (10) years after the date of adoption of this Plan. The grant of an Award to a Participant shall not be deemed either to entitle the Participant to, or to disqualify the Participant from, receipt of any other Award under the Plan.

6.2 Stock Options. The grant of an Award of Stock Options shall be authorized by the Committee and shall be evidenced by an Award Agreement setting forth: (i) the Incentive or Incentives being granted, (ii) the total number of shares of Common Stock subject to the Incentive(s), (iii) the Option Price, (iv) the Award Period, (v) the Date of Grant, and (vi) such other terms, provisions, limitations, and performance objectives, as are approved by the Committee, but not inconsistent with the Plan.

6.3 Option Price. The Option Price for any share of Common Stock which may be purchased under a Stock Option must be at least equal to the Fair Market Value of the share on the Date of Grant; if an Incentive Stock Option is granted to an Employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company (or any parent or Subsidiary), the Option Price shall be at least 110% of the Fair Market Value of the Common Stock on the Date of Grant.

6.4 Maximum ISO Grants. The Committee may not grant Incentive Stock Options under the Plan to any Employee which would permit the aggregate Fair Market Value (determined on the Date of Grant) of the Common Stock with respect to which Incentive Stock Options (under this and any other plan of the Company and its Subsidiaries) are exercisable for the first time by such Employee during any calendar year to exceed $100,000. To the extent any Stock Option granted under this Plan which is designated as an Incentive Stock Option exceeds this limit or otherwise fails to qualify as an Incentive Stock Option, such Stock Option (or any such portion thereof) shall be a Nonqualified Stock Option. In such case, the Committee shall designate which stock will be treated as Incentive Stock Option stock by causing the issuance of a separate stock certificate and identifying such stock as Incentive Stock Option stock on the Company’s records.

6.5 Restricted Stock and Restricted Stock Units. If shares of Restricted Stock or Restricted Stock Units are granted to or received by a Participant under an Award (including a Stock Option), the Committee shall set forth in the related Award Agreement: (i) the number of shares of Common Stock or Units awarded, (ii) the price per share, if any, to be paid by the Participant for such Restricted Stock or Restricted Stock Units and the method of payment of the price (if any), (iii) the time or times within which such Award may be subject to forfeiture, (iv) specified performance goals of the Company, a Subsidiary, any division thereof or any group of Employees of the Company, or other criteria, which the Committee determines must be met in order to remove any restrictions (including vesting) on such Award, and (v) all other terms, limitations, restrictions, and conditions of the Restricted Stock or Restricted Stock Units, which shall be consistent with this Plan. The relevant performance goals will be set by the Committee and may be based upon factors including, without limitation, increases in corporate earnings, revenue growth, reduction in overhead, collection of accounts receivable and other goals set solely at the discretion of the Committee. The provisions of Restricted Stock or Restricted Stock Units need not be the same with respect to each Participant. The Participant must accept such Award within a period of thirty (30) days (or such shorter period as the Committee may specify) after the Date of Grant by executing the applicable Award Agreement and paying the purchase price.

(a) Legend on Shares. Each Participant who is awarded or receives Restricted Stock shall be issued a stock certificate or certificates in respect of such shares of Common Stock. Such certificate(s) shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, substantially as provided in Section 15.10 of the Plan.

(b) Restrictions and Conditions. Shares of Restricted Stock shall be subject to the following restrictions and conditions:

(i) Subject to the other provisions of this Plan and the terms of the particular Award Agreements, during such period as may be determined by the Committee commencing on the Date of Grant or the date of exercise of an Award (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock. Except for these limitations, the Committee may in its sole discretion, remove any or all of the restrictions on such Restricted Stock whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Award, such action is appropriate.

(ii) Except as provided in sub-paragraph (i) above or in the applicable Award Agreement, the Participant shall have, with respect to his or her Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any dividends thereon. Certificates for shares of Common Stock free of restriction under this Plan shall be delivered to the Participant promptly after, and only after, the Restriction Period shall expire without forfeiture in respect of such shares of Common Stock or after any other restrictions imposed in such shares of Common Stock by the applicable Award Agreement or other agreement have expired. Certificates for the shares of Common Stock forfeited under the provisions of the Plan and the applicable Award Agreement shall be promptly returned to the Company by the forfeiting Participant. Each Award Agreement shall require that each Participant, in connection with the issuance of a certificate for Restricted Stock, shall endorse such certificate in blank or execute a stock power in form satisfactory to the Company in blank and deliver such certificate and executed stock power to the Company.

(iii) The Restriction Period of Restricted Stock shall commence on the Date of Grant or the date of exercise of an Award, as specified in the Award Agreement, and, subject to Article 12 of the Plan, unless otherwise established by the Committee in the Award Agreement setting forth the terms of the Restricted Stock, shall expire upon satisfaction of the conditions set forth in the Award Agreement; such conditions may provide for vesting based on (i) length of continuous service, (ii) achievement of specific business objectives, (iii) increases in specified indices, (iv) attainment of specified growth rates, or (v) other comparable measurements of Company performance, as may be determined by the Committee in its sole discretion.

(iv) Except as otherwise provided in the particular Award Agreement, upon Termination of Service for any reason during the Restriction Period, the nonvested shares of Restricted Stock shall be forfeited by the Participant. In the event a Participant has paid any consideration to the Company for such forfeited Restricted Stock, the Committee shall specify in the Award Agreement that either (i) the Company shall be obligated to, or (ii) the Company may, in its sole discretion, elect to, pay to the Participant, as soon as practicable after the event causing forfeiture, in cash, an amount equal to the lesser of the total consideration paid by the Participant for such forfeited shares or the Fair Market Value of such forfeited shares as of the date of Termination of Service, as the Committee, in its sole discretion shall select. Upon any forfeiture, all rights of a Participant with respect to the forfeited shares of the Restricted Stock shall cease and terminate, without any further obligation on the part of the Company.

(v) In the event that Restricted Stock is issued to a Participant as a result of such Participant’s exercise of an Award prior to the vesting of such Award, such Restricted Stock shall remain subject to all of the vesting requirements and forfeiture provisions of such Award and the Plan as if such Award had not been exercised.

6.6 SAR. A SAR shall entitle the Participant at his election to surrender to the Company the SAR, or portion thereof, as the Participant shall choose, and to receive from the Company in exchange therefor cash in an amount equal to the excess (if any) of the Fair Market Value (as of the date of the exercise of the SAR) per share over the SAR Price per share specified in such SAR, multiplied by the total number of shares of the SAR being surrendered. In the discretion of the Committee, the Company may satisfy its obligation upon exercise of a SAR by the distribution of that number of shares of Common Stock having an aggregate Fair Market Value (as of the date of the exercise of the SAR) equal to the amount of cash otherwise payable to the Participant, with a cash settlement to be made for any fractional share interests, or the Company may settle such obligation in part with shares of Common Stock and in part with cash. The SAR Price for any share of Common Stock subject to a SAR must be at least equal to the Fair Market Value of the share on the Date of Grant; provided, however, that the SAR Price for any share of Common Stock subject to a SAR granted as a “tandem Award” shall be the exercise price of the Stock Option that is granted in tandem with the SAR.

6.7 Tandem Awards. The Committee may grant two or more Incentives in one Award in the form of a “tandem Award,” so that the right of the Participant to exercise one Incentive shall be canceled if, and to the extent, the other Incentive is exercised. For example, if a Stock Option and a SAR are issued in a tandem Award, and the Participant exercises the SAR with respect to 100 shares of Common Stock, the right of the Participant to exercise the related Stock Option shall be canceled to the extent of 100 shares of Common Stock.

6.8 Automatic Stock Option Grants to Outside Directors.

(a) Each individual who is an Outside Director as of the date of this Agreement shall be granted a Stock Option on the date hereof to purchase 225,000 shares of Common Stock at an exercise price of $0.30 per share, the Fair Market Value of the Common Stock on the date hereof. Such Stock Option shall be made subject to, and in no event may an Outside Director exercise any portion of such Stock Option prior to, stockholder approval of the Plan. Subject to the immediately preceding sentence, ten thirty-sixths (10/36) of the Common Stock issuable upon the exercise of such Stock Option shall be fully vested upon the grant of such Stock Option. The remaining twenty-six thirty-sixths (26/36) of the Common Stock issuable upon the exercise of such Stock Option will vest in 26 equal monthly installments with the first such installment vesting on September 1, 2003.

(b) With respect to any individual who joins the Board as an Outside Director before September 30, 2005, on the date on which such individual commences serving as an Outside Director, such individual shall be granted a Stock Option to purchase a number of shares of Common Stock such that the Stock Option will have a value (as determined by the Committee) of $45,000 on the date of such grant multiplied by a fraction, the numerator of which is equal to the number of days between the date such individual first commences serving as an Outside Director and September 30, 2005, and the denominator of which is the total number of days between October 1, 2002 and September 30, 2005, rounded down to the nearest whole share. If a Stock Option pursuant to this Section 6.8(b) is granted prior to stockholder approval of the Plan, then such grant shall be subject to, and in no event may an Outside Director exercise any portion of such Stock Option prior to, such stockholder approval. Such Stock Option will vest in equal monthly installments with the first installment vesting on the one month anniversary of the date such Stock Option is granted and the total number of installments equal to the number of months (including the month of such grant) between the date of the grant of such Stock Option and September 30, 2005.

(c) On September 30, 2005, and on each anniversary of September 30, 2005, each individual who is then an Outside Director shall be granted a Stock Option to purchase a number of shares of Common Stock such that the Stock Option will have a value (as determined by the Committee) of $15,000 on the date of such grant, rounded down to the nearest whole share. Such Stock Option will vest in 12 equal monthly installments with the first installment vesting on the one month anniversary of the date of such Stock Option’s grant.

(d) Each grant of a Stock Option under this Section 6.8 shall be evidenced by an Award Agreement setting forth the number of shares subject to the Stock Option, the Option Price, the Award Period of the Stock Option, and such other terms and provisions determined by the Committee as are not inconsistent with the Plan. In the event of a Termination of Service of an Outside Director, the unexercised portion of any Stock Options granted pursuant to this Section 6.8 to such Outside Director which is vested will terminate and be forfeited upon the earlier of (i) 5 p.m. on the date which is 3 years following the date of the Outside Director’s

Termination of Service or (ii) 5 p.m. on the date the Award Period of such Stock Option terminates.

ARTICLE 7

AWARD PERIOD; VESTING

7.1 Award Period.

(a) Subject to the other provisions of this Plan, the Committee shall specify the Award Period in each Award Agreement. No Award granted under the Plan may be exercised at any time after the end of its Award Period. The Award Period for any Award shall be no more than ten (10) years from the Date of Grant of the Award. However, if an Employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company (or any parent or Subsidiary) and an Incentive Stock Option is granted to such Employee, the Award Period of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five (5) years from the Date of Grant.

(b) In the event of a Termination of Service of a Participant, the Award Period shall be reduced or terminated in accordance with the Award Agreement.

7.2 Vesting. Subject to Sections 6.8, 7.3 and 7.4, the Committee, in its sole discretion, may determine that an Incentive will be immediately vested in whole or in part, or that all or any portion may not be vested until a date, or dates, subsequent to its Date of Grant, or until the occurrence of one or more specified events, subject in any case to the terms of the Plan. If the Committee imposes conditions upon vesting, then, subsequent to the Date of Grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of the Incentive may be vested.

7.3 Vesting on Change of Control. Notwithstanding the foregoing, in the event that a Change of Control occurs, then upon the effective date of such Change of Control, provided the Participant is employed by (or, if the Participant is a Consultant or Outside Director, is providing services to) the Company or a Subsidiary from the Date of Grant to the date of such Change of Control, any portion of an Award granted under this Plan that has not previously vested shall thereupon immediately become fully vested and the Award shall be fully exercisable, if not previously so exercisable.

7.4 Vesting of Stock Options Granted to Employees.

(a) Notwithstanding the provisions of Section 7.2, Stock Options granted under the Plan to Employees prior to September 1, 2003, will vest as follows:

(i) With respect to employees employed by the Company on September 30, 2002, ten forty-eights (10/48) of the Common Stock issuable upon the exercise of such Stock Option shall be fully vested upon the grant of such Stock Option. The remaining thirty-eight forty-eights (38/48) of the Common Stock issuable upon the exercise of such Stock Option will vest in 38 equal monthly installments with the first such installment vesting on September 1, 2003.

(ii) With respect to employees employed by the Company after September 30, 2002 but prior to September 1, 2003, the Stock Option will vest in 48 equal monthly installments as if the Stock Option were granted on the date of such employment and began vesting on the one month anniversary of the date of employment.

(b) Stock Options granted under the Plan to Employees after September 1, 2003, will vest in 36 equal monthly installments with the first installment vesting on the one month anniversary of the date of such grant.

ARTICLE 8

EXERCISE OF AWARD

8.1 In General. The Committee, in its sole discretion, may determine that an Award will be immediately exercisable, in whole or in part, or that all or any portion may not be exercised until a date, or dates, subsequent to its Date of Grant, or until the occurrence of one or more specified events, subject in any case to the terms of the Plan. If a Stock Option is exercisable prior to the time it is vested, the Common Stock obtained on the exercise of the Stock Option shall be Restricted Stock which is subject to the applicable provisions of the Plan and the Award Agreement. If the Committee imposes conditions (other than conditions with respect to vesting) upon exercise, then subsequent to the Date of Grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of the Stock Option may be exercised, but may not, except in the case of a Change of Control, accelerate the vesting conditions. No Award may be exercised for a fractional share of Common Stock. The granting of an Award shall impose no obligation upon the Participant to exercise that Award.

8.2 Legal Restrictions. In no event may an Award be exercised or shares of Common Stock be issued pursuant to an Award if the exercise or the issuance thereof would violate applicable law or the rules or regulations of a stock exchange or inter-dealer quotation system on which the shares of Common Stock are then listed or quoted.

8.3 Exercise of Stock Option.

(a) Notice and Payment. Subject to such administrative regulations as the Committee may from time to time adopt, a Stock Option may be exercised by the delivery of written notice to the Committee setting forth the number of shares of Common Stock with respect to which the Stock Option is to be exercised and the date of exercise thereof (the “Exercise Date”) which shall be at least one (1) day after giving such notice unless an earlier time shall have been mutually agreed upon. On the Exercise Date, the Participant shall deliver to the Company consideration with a value equal to the total Option Price of the shares to be purchased, payable as provided in the Award Agreement, which may provide, at the sole discretion of the Committee, for payment in any one or more of the following ways: (a) cash or check, bank draft, or money order payable to the order of the Company, (b) Common Stock or Restricted Stock owned by the Participant on the Exercise Date, valued at its Fair Market Value on the Exercise Date, and which the Participant has not acquired from the Company within six (6) months prior to the Exercise Date, and/or (c) in any other form of valid consideration (including cashless exercise features) that is acceptable to the Committee in its sole discretion; provided, that if the Option Price is paid in Restricted Stock, the stock received by the Participant pursuant to such exercise shall also be Restricted Stock.

(b) Issuance of Certificate. Except as otherwise provided in Section 6.5 hereof (with respect to shares of Restricted Stock) or in the applicable Award Agreement, upon payment of all amounts due from the Participant, the Company shall cause certificates for the Common Stock then being purchased to be delivered as directed by the Participant (or the person exercising the Participant’s Stock Option in the event of his death) at its principal business office promptly after the Exercise Date.

(c) Failure to Pay. Except as may otherwise be provided in an Award Agreement, if the Participant fails to pay for any of the Common Stock specified in such notice or fails to accept delivery thereof, that portion of the Participant’s Stock Option and the Participant’s right to purchase such Common Stock may be forfeited at the sole discretion of the Company.

8.4 SARs. Subject to the conditions of this Section 8.4 and such administrative regulations as the Committee may from time to time adopt, a SAR may be exercised by the delivery (including by FAX) of written notice to the Committee setting forth the number of shares of Common Stock with respect to which the SAR is to be exercised and the Exercise Date which shall be at least one (1) day after giving such notice unless an earlier time shall have been mutually agreed upon. On the Exercise Date, the Participant shall receive from the Company in exchange therefor cash in an amount equal to the excess (if any) of the Fair Market Value (as of the date of the exercise of the SAR) per share of Common Stock over the SAR Price per share specified in such SAR, multiplied by the total number of shares of Common Stock of the SAR being surrendered. In the discretion of the Committee, the Company may satisfy its obligation upon exercise of a SAR by the distribution of that number of shares of Common Stock having an aggregate Fair Market Value (as of the date of the exercise of the SAR) equal to the amount of cash otherwise payable to the Participant, with a cash settlement to be made for any fractional share interests, or the Company may settle such obligation in part with shares of Common Stock and in part with cash.

8.5 Disqualifying Disposition of Incentive Stock Option. If shares of Common Stock acquired upon exercise of an Incentive Stock Option are disposed of by a Participant prior to the expiration of either two (2) years from the Date of Grant of such Stock Option or one (1) year from the transfer of shares of Common Stock to the Participant pursuant to the exercise of such Stock Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Participant shall notify the Company in writing of the date and terms of such disposition. A disqualifying disposition by a Participant shall not affect the status of any other Stock Option granted under the Plan as an Incentive Stock Option within the meaning of Section 422 of the Code.

8.6 Payment of Taxes for Outside Directors. In connection with the exercise, vesting or other tax-triggering event related to an Award to an Outside Director, the Company shall pay such Outside Director subject to such tax an amount equal to forty percent of the gains resulting from such exercise, vesting or other tax-triggering event; provided, that the Company shall not be obligated to pay more than $10,000 for each twelve month period of service by such Outside Director as a member of the Company’s Board of Directors.

ARTICLE 9

AMENDMENT OR DISCONTINUANCE

Subject to the limitations set forth in this Article 9, the Board may at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan in whole or in part; provided, however, that no amendment which requires stockholder approval in order for the Plan and Incentives awarded under the Plan to continue to comply with Sections 162(m), 421, and 422 of the Code, including any successors to such Sections, shall be effective unless such amendment shall be approved by the requisite vote of the stockholders of the Company entitled to vote thereon. Any such amendment shall, to the extent deemed necessary or advisable by the Committee, be applicable to any outstanding Incentives theretofore granted under the Plan, notwithstanding any contrary provisions contained in any Award Agreement. In the event of any such amendment to the Plan, the holder of any Incentive outstanding under the Plan shall, upon request of the Committee and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Committee to any Award Agreement relating thereto. Notwithstanding anything contained in this Plan to the contrary, unless required by law, no action contemplated or permitted by this Article 9 shall adversely affect any rights of Participants or obligations of the Company to Participants with respect to any Incentive theretofore granted under the Plan without the consent of the affected Participant.

ARTICLE 10

TERM

The Plan shall be effective from the date that this Plan is approved by the Board. Unless sooner terminated by action of the Board, the Plan will terminate on July 29, 2013, but Incentives granted before that date will continue to be effective in accordance with their terms and conditions.

ARTICLE 11

CAPITAL ADJUSTMENTS

In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event affects the Common Stock such that an adjustment is determined by the Committee to be appropriate to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of the (i) the number of shares and type of Common Stock (or the securities or property) which thereafter may be made the subject of Awards, (ii) the number of shares and type of Common Stock (or other securities or property) subject to outstanding Awards, (iii) the Option Price of each outstanding Award, (iv) the amount, if any, the Company pays for forfeited shares of Common Stock in accordance with Section 6.5, and (v) the number of or SAR Price of shares of Common Stock then subject to outstanding SARs previously granted and unexercised under the Plan, to the end that the same proportion of the Company’s issued and outstanding shares of Common Stock in each instance shall remain subject to exercise at the same aggregate SAR Price; provided however, that the number of shares of Common Stock (or other securities or property) subject to any Award shall always be a whole number. In lieu of the foregoing, if deemed appropriate, the Committee may make provision for a cash payment to the holder of an outstanding Award. Notwithstanding the foregoing, no such adjustment or cash payment shall be made or authorized to the extent that such adjustment or cash payment would cause the Plan or any Stock Option to violate Code Section 422. Such adjustments shall be made in accordance with the rules of any securities exchange, stock market, or stock quotation system to which the Company is subject. No adjustment or cash payment will be required under this Article 11 for the issuance of Common Stock or other securities for such consideration, not less than the par value of the Common Stock, as may be determined from time to time by the Board to be fair consideration.

Upon the occurrence of any such adjustment or cash payment, the Company shall provide notice to each affected Participant of its computation of such adjustment or cash payment which shall be conclusive and shall be binding upon each such Participant.

ARTICLE 12

RECAPITALIZATION, MERGER AND CONSOLIDATION

12.1 No Effect on Company’s Authority. The existence of this Plan and Incentives granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure and its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (or any rights, options, or warrants to purchase same), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

12.2 Conversion of Incentives Where Company Survives. Subject to any required action by the stockholders, if the Company shall be the surviving or resulting corporation in any merger, consolidation or share exchange, any Incentive granted hereunder shall pertain to and apply to the securities or rights (including cash, property or assets) to which a holder of the number of shares of Common Stock subject to the Incentive would have been entitled.

12.3 Exchange or Cancellation of Incentives Where Company Does Not Survive. In the event of any merger, consolidation or share exchange pursuant to which the Company is not the surviving or resulting corporation, there shall be substituted for each share of Common Stock subject to the unexercised portions of outstanding Stock Options or SARs, that number of shares of each class of stock or other securities or that amount of cash, property, or assets of the surviving, resulting or consolidated company which were distributed or distributable to the stockholders of the Company in respect to each share of Common Stock held by them, such outstanding Stock Options or SARs to be thereafter exercisable for such stock, securities, cash, or property in accordance with their terms.

The Company shall give notice to each holder of Stock Options or SARs (or to his personal representative) at least thirty (30) days preceding the proposed effective date of any such reorganization, merger, consolidation, or share exchange, or of any proposed sale of all or substantially all of the assets of the Company, or of any dissolution or liquidation, and permit the Participants to either:

(a) exercise at any time prior to the effective date of such transaction any or all of such outstanding Stock Options or SARs, including in the Board’s discretion some or all of such Stock Options or SARs which would not otherwise be vested and exercisable; or

(b) elect to receive payment of an amount equal to a reasonable estimate of the difference between the net amount per share payable in such transaction or as a result of such transaction, and the exercise price per share of such Stock Option (hereinafter the “Spread”), multiplied by the number of shares subject to the Stock Option. In cases where the shares constitute, or would after exercise, constitute Restricted Stock, the Company, in its discretion may include some or all of those shares in the calculation of the amount payable hereunder. In estimating the Spread, appropriate adjustments to give effect to the existence of the Stock Options shall be made, such as deeming the Stock Options to have been exercised, with the Company receiving the exercise price payable thereunder, and treating the shares receivable upon exercise of the Options as being outstanding in determining the net amount per share. In cases where the proposed transaction consists of the acquisition of assets of the Company, the net amount per share shall be calculated on the basis of the net amount receivable with respect to shares of Common Stock upon a distribution and liquidation by the Company after giving effect to expenses and charges, including but not limited to taxes, payable by the Company before such liquidation could be completed.

An Award that, by its terms, would be fully vested or exercisable upon such a reorganization, merger, consolidation, share exchange, proposed sale of all or substantially all of the assets of the Company or dissolution or liquidation of the Company will be considered vested or exercisable for purposes of this Section 12.3.

ARTICLE 13

LIQUIDATION OR DISSOLUTION

If the Company shall, at any time prior to the expiration of any Incentive, make any partial distribution of its assets, in the nature of a partial liquidation, whether payable in cash or in kind (but excluding the distribution of a cash dividend payable out of earned surplus and designated as such) then in such event the Option Prices or SAR Prices then in effect with respect to each Stock Option or SAR shall be reduced, on the payment date of such distribution, in proportion to the percentage reduction in the tangible book value of the shares of the Company’s Common Stock (determined in accordance with generally accepted accounting principles) resulting by reason of such distribution.

ARTICLE 14

INCENTIVES IN SUBSTITUTION FOR

INCENTIVES GRANTED BY OTHER ENTITIES

Incentives may be granted under the Plan from time to time in substitution for similar instruments held by employees or directors of a corporation, partnership, or limited liability company who become or are about to become Employees of the Company or any Subsidiary as a result of a merger or consolidation of the employing corporation with the Company, the acquisition by the Company of equity of the employing entity, or any other similar transaction pursuant to which the Company becomes the successor employer. The terms and conditions of the substitute Incentives so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the Incentives in substitution for which they are granted.

ARTICLE 15

MISCELLANEOUS PROVISIONS

15.1 Investment Intent. The Company may require that there be presented to and filed with it by any Participant under the Plan, such evidence as it may deem necessary to establish that the Incentives granted or the shares of Common Stock to be purchased or transferred are being acquired for investment and not with a view to their distribution.

15.2 Nonpublicly Traded Common Stock. In the event a Participant receives, as Restricted Stock or pursuant to the exercise of a Stock Option, shares of Common Stock that are Nonpublicly Traded (as defined herein), the Committee may impose restrictions and conditions on the transfer or other disposition of those shares. The restrictions and conditions may be reflected in the Award Agreement or in a separate stockholders’ agreement.

15.3 No Right to Continued Employment. Neither the Plan nor any Incentive granted under the Plan shall confer upon any Participant any right with respect to continuance of employment by the Company or any Subsidiary.

15.4 Indemnification of Board and Committee. No member of the Board or the Committee, nor any officer or Employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board and the Committee, each officer of the Company, and each Employee of the Company acting on behalf of the Board or the Committee shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation.

15.5 Effect of the Plan. Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any person any right to be granted an Award or any other rights except as may be evidenced by an Award Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and upon the terms and conditions expressly set forth therein.

15.6 Compliance With Other Laws and Regulations. Notwithstanding anything contained herein to the contrary, the Company shall not be required to sell or issue shares of Common Stock under any Incentive if the issuance thereof would constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange or inter-dealer quotation system or other forum in which shares of Common Stock are quoted or traded (including without limitation Section 16 of the 1934 Act and Section 162(m) of the Code); and, as a condition of any sale or issuance of shares of Common Stock under an Incentive, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation. The Plan, the grant and exercise of Incentives hereunder, and the obligation of the Company to sell and deliver shares of Common Stock, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.

15.7 Tax Requirements. Subject to Section 8.6, the Company or, if applicable, any Subsidiary (for purposes of this Section 15.7, the term “Company” shall be deemed to include any applicable Subsidiary), shall have the right to deduct from all amounts paid in cash or other form in connection with the Plan, any Federal, state, local, or other taxes required by law to be withheld in connection with an Award granted under this Plan. A Participant receiving shares of Common Stock issued under the Plan shall be obligated to pay the Company the amount of any taxes that the Company is required to withhold in connection with the Participant’s income arising with respect to the Award. Such payments shall be required to be made when requested by Company and may be required to be made prior to the delivery of any certificate representing shares of Common Stock. Such payment may be made (i) by the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding obligations of the Company; (ii) if the Company, in its sole discretion, so consents in writing, the actual delivery by the exercising Participant to the Company of shares of Common Stock that the Participant has not acquired from the Company within six (6) months prior to the date of exercise, which shares so delivered have an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding payment; (iii) if the Company, in its sole discretion, so consents in writing, the Company’s withholding of a number of shares to be delivered upon the exercise of the Stock Option or settlement of an Award, which shares so withheld have an aggregate fair market value that equals (but does not exceed) the required tax withholding payment; or (iv) any combination of (i), (ii), or (iii). The Participant may also authorize the Company to withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Participant. The Committee may in the Award Agreement impose any additional tax requirements or provisions that the Committee deems necessary or desirable.

15.8 Stock OptionAssignability. Incentive Stock Options may not be transferred, assigned, pledged, hypothecated or otherwise conveyed or encumbered other than by will or the laws of descent and distribution and may be exercised during the lifetime of the Participant only by the Participant or the Participant’s legally authorized representative, and each Award Agreement in respect of an Incentive Stock Option shall so provide. The designation by a Participant of a beneficiary will not constitute a transfer of the Stock Option. The Committee may waive or modify any limitation contained in the preceding sentences of this Section 15.8 that is not required for compliance with Section 422 of the Code.

Except as otherwise provided herein, Nonqualified Stock Options may not be transferred, assigned, pledged, hypothecated or otherwise conveyed or encumbered other than by will or the laws of descent and distribution. The Committee may, in its discretion, authorize all or a portion of vested Nonqualified Stock Options or SARs granted to a Participant to be on terms which permit transfer by such Participant to (i) the spouse (or former spouse), children or grandchildren of the Participant (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, (iii) a partnership in which the only partners are (1) such Immediate Family Members and/or (2) entities which are controlled by Immediate Family Members, (iv) an entity exempt from federal income tax pursuant to Section 501(c)(3) of the Code or any successor provision, or (v) a split interest trust or pooled income fund described in Section 2522(c)(2) of the Code or any successor provision; provided that (w) there shall be no consideration for any such transfer, (x) the Award Agreement pursuant to which such Nonqualified Stock Option or SAR is granted must be approved by the Committee and must expressly provide for transferability in a manner consistent with this Section, (y) subsequent transfers of transferred Nonqualified Stock Options or SARs shall be prohibited except those by will or the laws of descent and distribution, and (z) the forfeiture provisions provided for in this Plan and the Award Agreement applicable to such Nonqualified Stock Options or SARs shall continue as if such Nonqualified Stock Options or SARs had not been transferred.

The Committee may, in its sole discretion, authorize all or a portion of any Nonqualified Stock Options or SARs granted to an Outside Director under the Plan to be on terms which permit their transfer to such Outside Director’s employer or to any other partnership or other entity in connection with which such Outside Director provides services, in the event that such Outside Director has agreed with such employer, partnership or other entity, whether formally or informally, that such Nonqualified Stock Options or SARs shall be beneficially owned by such employer or other entity.

Following any transfer, any such Nonqualified Stock Option or SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Articles 8, 9, 11, 13 and 15 hereof the term “Participant” shall be deemed to include the transferee. The events of Termination of Service shall continue to be applied with respect to the original Participant, following which the Nonqualified Stock Options and SARs shall be exercisable by the transferee only to the extent and for the periods specified in the Award Agreement. The Committee and the Company shall have no obligation to inform any transferee of a Nonqualified Stock Option or SAR of any expiration, termination, lapse or acceleration of such Stock Option or SAR. The Company shall have no obligation to register with any federal or state securities commission or agency any Common Stock issuable or issued under a Nonqualified Stock Option or SAR that has been transferred by a Participant under this Section 15.8.

15.9 Use of Proceeds. Proceeds from the sale of shares of Common Stock pursuant to Incentives granted under this Plan shall constitute general funds of the Company.

15.10 Legend. Each certificate representing shares of Restricted Stock issued to a Participant shall bear the following legend, or a similar legend deemed by the Company to constitute an appropriate notice of the provisions hereof (any such certificate not having such legend shall be surrendered upon demand by the Company and so endorsed):

On the face of the certificate:

“Transfer of this stock is restricted in accordance with conditions printed on the reverse of this certificate.”

On the reverse:

“The shares of stock evidenced by this certificate are subject to and transferable only in accordance with that certain Kitty Hawk 2003 Long Term Equity Incentive Plan, a copy of which is on file at the principal office of the Company. No transfer or pledge of the shares evidenced hereby may be made except in accordance with and subject to the provisions of said Plan. By acceptance of this certificate, any holder, transferee or pledgee hereof agrees to be bound by all of the provisions of said Plan.”

The following legend shall be inserted on a certificate evidencing Common Stock issued under the Plan if the shares were not issued in a transaction registered under the applicable federal and state securities laws:

“Shares of stock represented by this certificate have been acquired by the holder for investment and not for resale, transfer or distribution, have been issued pursuant to exemptions from the registration requirements of applicable state and federal securities laws, and may not be offered for sale, sold or transferred other than pursuant to effective registration under such laws, or in transactions otherwise in compliance with such laws, and upon evidence satisfactory to the Company of compliance with such laws, as to which the Company may rely upon an opinion of counsel satisfactory to the Company.”

A copy of this Plan shall be kept on file in the principal office of the Company.

15.11 Law Governing. This Plan shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware (excluding any conflict of laws rule or principle of Delaware law that might refer the governance, construction, or interpretation of this agreement to the laws of another state).

***************

IN WITNESS WHEREOF, the Company has caused this instrument to be executed as of July 29, 2003, by its Chief Executive Officer and Secretary pursuant to prior action taken by the Board.

KITTY HAWK, INC.

By:	/s/ ROBERT W. ZOLLER, JR.
Name:	Robert W. Zoller, Jr.
Title:	Chief Executive Officer and President

KITTY HAWK, INC.

WRITTEN CONSENT SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby acknowledges receipt of the Consent Solicitation Statement (the “Statement”) in connection with the proposal to approve and adopt the Kitty Hawk 2003 Long Term Equity Incentive Plan and consents to the vote of his, her or its shares without a meeting of the stockholders of Kitty Hawk, Inc. as follows:

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU CONSENT AND VOTE “FOR” THE PROPOSAL.

1.	Proposal to approve and adopt the Kitty Hawk 2003 Long Term Equity Incentive Plan and the grants of the stock options described in the Consent Solicitation Statement.

             CONSENTS/FOR

             WITHHOLDS CONSENT/AGAINST

             ABSTAINS

2.	The undersigned represents that the undersigned owns the following number of shares of the Kitty Hawk’s common stock (please insert the correct number):

.

3.	The undersigned certifies under oath that to the best knowledge of the undersigned after reasonable inquiry, the undersigned is is not (check one) a U.S. citizen as defined by 49 U.S.C. § 40102(a)(15), which definition may be found in the Consent Solicitation Statement. See “General Information – Solicitation of Written Consents”.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATE , 2003
Signature

PLEASE MARK, SIGN, DATE AND RETURN THE CONSENT FORM PROMPTLY USING THE ENCLOSED ENVELOPE	Signature if held jointly